UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Knoll, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2007

Dear Stockholder,

We cordially invite you to attend our 2007 Annual Meeting of Stockholders to be held at 9 a.m. (local time) on Tuesday, May 1, 2007 at our offices located at 76 Ninth Avenue, 11th Floor, New York, New York 10011. The attached notice of Annual Meeting and proxy statement describe the business we will conduct at the meeting and provide information about Knoll, Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your cooperation.

Sincerely,

Andrew B. Cogan Chief Executive Officer	Kathleen G. Bradley President and Chief Executive Officer, Knoll North America

March 26, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knoll, Inc.:

TIME: 9 a.m. (local time)

DATE: Tuesday, May 1, 2007

PLACE: Knoll, Inc., 76 Ninth Avenue, 11th Floor, New York, New York 10011

PURPOSES:

1. To elect three (3) directors for a term ending at the 2010 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

2. To consider and act upon the approval of the Knoll, Inc. 2007 Stock Incentive Plan.

3. To ratify the audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

WHO MAY VOTE:

You are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof if you were the record owner of Knoll, Inc. common stock at the close of business on March 15, 2007. A list of stockholders of record will be available at the meeting and during regular business hours for the 10 days prior to the meeting at our offices at 76 Ninth Avenue, 11th Floor, New York, New York 10011. A stockholder may examine the list for any legally valid purpose related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Pollner

Vice President, General Counsel and Secretary

KNOLL, INC.

1235 WATER STREET

EAST GREENVILLE, PENNSYLVANIA 18041

215-679-7991

PROXY STATEMENT FOR THE KNOLL, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2007 Annual Meeting of Stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. If you hold your shares through a broker you may also be able to vote your shares either via the Internet or by telephone.

On or about March 26, 2007, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders who owned our common stock at the close of business on March 15, 2007, are entitled to vote at the Annual Meeting. On this record date, there were 49,341,115 shares of our common stock outstanding, including 1,413,337 shares of restricted stock that are not entitled to vote. Our common stock is our only class of voting stock. We are also sending along with this proxy statement our 2006 annual report, which includes our financial statements for the fiscal year ended December 31, 2006.

What Will I Be Voting On?

You will be voting on:

1.	The election of three directors;

2.	The approval of the Knoll, Inc. 2007 Stock Incentive Plan;

3.	The ratification of the audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm; and

4.	Any other business properly presented at the annual meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

You may vote by signing and mailing your proxy card. If you properly fill in your proxy card and send it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by our board of directors. Proxy cards must be received prior to the time of the vote in order for the shares represented by the proxy card to be voted. If you hold your shares through a broker, you may also be able to vote your shares on the Internet or by telephone. You should contact your broker to determine if you may vote your shares on the Internet or by telephone.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting.

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 15, 2007, the record date for voting. The Annual Meeting will be held at 9 a.m. (local time) on Tuesday, May 1, 2007 at our offices at 76 Ninth Avenue, 11th Floor, New York, New York 10011. When you arrive at the venue, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Does our Board of Directors Recommend That I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director for a term ending at the 2010 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified;

•	“FOR” approval of the Knoll, Inc. 2007 Stock Incentive Plan; and

•	“FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.

If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting, in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The three nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Approval of Knoll, Inc. 2007 Stock Incentive Plan	The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Knoll, Inc. 2007 Stock Incentive Plan. Additionally, under the NYSE approval requirements, the total vote cast must represent over 50% in interest of all securities entitled to vote on the proposal.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the selection of independent registered public accounting firm.

What is the Effect of Broker Non-Votes and Abstentions?

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Broker Non-Votes: Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. Your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm should be treated as routine matters. To the extent your brokerage firm votes your shares on your behalf on these two proposals, your shares will also be counted as present for the purposes of determining a quorum. The proposal to approve the Knoll, Inc. 2007 Stock Incentive Plan is not considered a routine matter and, consequently, without your voting instructions, your brokerage firm cannot vote your shares. Broker non-votes will have no affect on the outcome of the vote on Proposal 2 under Delaware law, however, under the NYSE approval requirements, broker non-votes are not counted as votes cast so they could prevent us from satisfying the NYSE requirement that the total votes cast on Proposal 2 represent over 50% in interest of all securities entitled to vote on the proposal.

•

Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, abstentions with respect to Proposal 2 and Proposal 3 have the same effect as votes against the proposal. However, abstentions will have no effect on the outcome of the vote to elect directors.

Is Voting Confidential?

We will seek to keep all the proxies, ballots and voting tabulations private. We only let inspectors of election examine these documents. We will not disclose your vote to management or others unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Solicitation of proxies will be made principally through the mails, but our officers and employees may also solicit proxies in person or by telephone, fax or email. We will pay these employees and officers no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission (the “SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact us by writing to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041, or calling our Investor Relations department at 215-679-7991.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your shares are registered in your own name, please contact us by writing to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041, or calling our Investor Relations department at 215-679-7991, and inform us accordingly.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2007, for (a) the executive officers named in the Summary Compensation Table on page 25 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our outstanding common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to community property laws, based on information provided to us by these stockholders. Percentage of ownership is based on 49,478,279 shares of common stock outstanding on February 28, 2007. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent (1)
Stockholders owning approximately 5% or more:
FMR Corp. (2)	7,978,947		16.1%
Mazama Capital Management, Inc. (3)	5,643,292		11.4
Systematic Financial Management, L.P. (4)	3,717,449		7.5
AXA and related companies (5)	2,979,343		6.0
Directors and Executive Officers:
Burton B. Staniar (6)	551,214		1.1
Andrew B. Cogan (7)	756,297	(8)	1.5
Kathleen G. Bradley (9)	1,119,822		2.2
Stephen A. Grover (10)	201,094		*
Arthur C. Graves (11)	183,348		*
Barry L. McCabe (12)	190,678		*
Jeffrey A. Harris (13)	10,000		*
Sidney Lapidus (13)	5,000		*
Kewsong Lee (13)	0		*
John F. Maypole (14)(15)	22,500		*
Anthony P. Terracciano (14)(15)	19,100		*
Stephen F. Fisher (15)(16)	6,250		*
Sarah E. Nash (15)	0		*
All directors and executive officers as a group (18 persons) (15) (17) (18)	3,126,091		6.0

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days following February 28, 2007, are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person or group.
(2)	FMR Corp., a parent holding company, filed a Schedule 13G/A with the SEC on February 14, 2007 indicating that, as of December 31, 2006, (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over 1,497,631 of these shares and no shared voting power, (c) these shares are, for the most part, held by investment companies and institutional accounts managed by Fidelity Management & Research Company and Fidelity Management Trust Company, wholly owned subsidiaries of FMR Corp., and (d) the family of Edward C. Johnson 3d may be deemed to form a controlling group with respect to FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)	Mazama Capital Management, Inc. filed a Schedule 13G on January 9, 2007 indicating that, as of December 29, 2006, (a) it has sole dispositive power over all these shares, and (b) it has sole voting power over 3,323,225 of these shares and no shared voting power. The address of Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500, Portland, OR 97258.
(4)

Systematic Financial Management, L.P. filed a Schedule 13G with the SEC on February 14, 2007, indicating that as of December 31, 2006, (a) it has sole dispositive power over all of these shares, and (b) it has sole voting power over 2,808,349 of these shares and no shared voting power. The address of Systematic Financial Management, L.P. is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.

(5)	AXA Financial, Inc., AXA, and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group (collectively, the “Mutuelles AXA”), filed a Schedule 13G with the SEC on February 13, 2007 indicating that, as of December 31, 2006, (a) AXA Financial, Inc., AXA and the Mutuelles AXA, as a group, each reported no voting or dispositive power, (b) Alliance Bernstein L.P., a subsidiary of AXA Financial, Inc., had sole voting power over 2,391,170 shares, no shared voting power and sole dispositive power over 2,590,103 shares, and (c) AXA Equitable Life Insurance Company, a subsidiary of AXA Financial, Inc., had sole voting power over 389,240 shares, no shared voting power and sole dispositive power as to 389,240 shares. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104. The address of the Mutuelles AXA is 26, rue Drouot, 75009 Paris, France.
(6)	Includes 501,156 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007. Excludes 66,667 shares of restricted common stock held by Mr. Staniar, which shares are subject to forfeiture if Mr. Staniar ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or Mr. Staniar is terminated on account of death, disability or termination by us without cause.
(7)	Includes 490,732 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007. Excludes 266,667 shares of restricted common stock held by Mr. Cogan, which shares are subject to forfeiture if Mr. Cogan ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or Mr. Cogan is terminated on account of death, disability or termination by us without cause.
(8)	In February 2007, Mr. Cogan entered into two prepaid variable forward sale contracts with different maturities and terms that cover 225,000 shares of common stock represented in this column. These shares are pledged to the counter-party to the prepaid variable forward sale contracts to secure Mr. Cogan’s obligations under those contracts.
(9)	Includes 937,030 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007. Excludes 266,667 shares of restricted common stock held by Ms. Bradley, which shares are subject to forfeiture if Ms. Bradley ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or Ms. Bradley is terminated on account of death, disability or termination by us without cause.
(10)	Includes 184,440 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007. Excludes 120,000 shares of restricted common stock held by Mr. Grover, which shares are subject to forfeiture if Mr. Grover ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or Mr. Grover is terminated on account of death, disability or termination by us without cause.
(11)	Includes 110,182 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007. Excludes 120,000 shares of restricted common stock held by Mr. Graves, which shares are subject to forfeiture if Mr. Graves ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or Mr. Graves is terminated on account of death, disability or termination by us without cause.

(12)	Includes 44,072 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007. Excludes 93,334 shares of restricted common stock held by Mr. McCabe, which shares are subject to forfeiture if Mr. McCabe ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or Mr. McCabe is terminated on account of death, disability or termination by us without cause.
(13)	The address for each of Messrs. Harris, Lapidus and Lee is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017. Excludes options to purchase 25,000, 25,000 and 25,000 shares of common stock held by Messrs. Harris, Lapidus and Lee, respectively, which will not vest within 60 days after February 28, 2007.
(14)	Includes 12,500 shares of common stock for each of Mr. Maypole and Mr. Terraciano issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007.
(15)	Excludes options to purchase 12,500, 12,500, 18,750, 25,000 and 272,322 shares of common stock held by Messrs. Maypole, Terracciano and Fisher, Ms. Nash, and all directors and executive officers as a group, respectively, which will not vest within 60 days after February 28, 2007.
(16)	Includes 6,250 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of February 28, 2007.
(17)	Includes 2,343,362 shares of common stock issuable to all directors and executive officers as a group upon the exercise of options that were exercisable within 60 days of February 28, 2007. Excludes 1,070,002 shares of restricted common stock held by all directors and executive officers as a group, which shares are subject to forfeiture if the respective executive officer or director ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or the executive officer or director is terminated on account of death, disability or termination by us without cause.
(18)	Includes amounts held by our former Senior Vice President, General Counsel and Corporate Secretary, Patrick A. Milberger, who resigned effective the close of business on February 28, 2007, and our current Vice President, General Counsel and Corporate Secretary, Michael A. Pollner.

ELECTION OF DIRECTORS

(Notice Item 1)

Our board of directors currently consists of ten members, classified into three classes as follows: Andrew B. Cogan, Kewsong Lee, Stephen F. Fisher and Sarah E. Nash constitute a class with a term that expires at the 2008 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class I directors”); Burton B. Staniar, Sidney Lapidus and Anthony P. Terracciano constitute a class with a term that expires at the 2009 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class II directors”); and Kathleen G. Bradley, Jeffrey A. Harris and John F. Maypole constitute a class with a term that expires at the 2007 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class III directors”). At each Annual Meeting of Stockholders, directors are elected for a term ending at the third Annual Meeting of Stockholders after such election, or thereafter in each case when their respective successors are elected and qualified.

On February 22, 2007, our nominating and corporate governance committee recommended Ms. Bradley and Messrs. Harris and Maypole for reelection after due consideration of their qualifications and service experience on our board of directors. On March 14, 2007, our board of directors voted to nominate Ms. Bradley and Messrs. Harris and Maypole for reelection at the 2007 Annual Meeting of Stockholders to serve for a term ending at the 2010 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Kathleen G. Bradley, Jeffrey A. Harris, and John F. Maypole. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The election of directors will be determined by a plurality vote and the three nominees receiving the most votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF KATHLEEN G. BRADLEY, JEFFREY A. HARRIS, AND JOHN F. MAYPOLE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Board of Directors

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of February 28, 2007, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Burton B. Staniar	65	Chairman of the Board
Andrew B. Cogan	44	Chief Executive Officer, Knoll, Inc., and Director
Kathleen G. Bradley	57	President and Chief Executive Officer, Knoll North America, and Director
Jeffrey A. Harris	51	Director
Sidney Lapidus	69	Director
Kewsong Lee	41	Director
John F. Maypole	67	Director
Anthony P. Terracciano	68	Director
Stephen F. Fisher	54	Director
Sarah E. Nash	53	Director

Burton B. Staniar has served as Chairman of the Board since his appointment in December 1993. Mr. Staniar served as our Chief Executive Officer from December 1993 to January 1997. Prior to that time, Mr. Staniar held a number of assignments at Westinghouse Electric Corporation, including President of Group W Cable and Chairman and Chief Executive Officer of Westinghouse Broadcasting. Mr. Staniar is also a director of Journal Register Company.

Andrew B. Cogan has served as a director since February 1996 and assumed the role of Chief Executive Officer in April 2001 after serving as Chief Operating Officer since December 1999. Mr. Cogan has held several positions in the design and marketing group worldwide since joining us in 1989, including Executive Vice President—Marketing and Product Development and Senior Vice President. Mr. Cogan is also a director of the Chinati Foundation in Marfa, Texas.

Kathleen G. Bradley has served as a director since November 1999 and assumed the role of President and Chief Executive Officer, Knoll North America, in April 2001. She was named as our President in December 1999, after serving as Executive Vice President—Sales, Distribution and Customer Service since August 1998, Senior Vice President since 1996 and Divisional Vice President for Knoll’s southeast division since 1988. Prior to that time, Ms. Bradley was regional manager for our Atlanta region, a position to which she was promoted in 1983. She began her career with Knoll in 1979.

Jeffrey A. Harris has served as a director since February 1996. Mr. Harris is a managing director of Warburg Pincus LLC, where he has been employed since 1983. Mr. Harris is also a director of Bill Barrett Corporation, Nuance Communications, Inc. and several private companies.

Sidney Lapidus has served as a director since February 1996. Mr. Lapidus is a managing director and senior advisor of Warburg Pincus LLC, where he has been employed since 1967. Mr. Lapidus is a director of Lennar Corporation, The Neiman Marcus Group, Inc., as well as a number of non-profit organizations.

Kewsong Lee has served as a director since February 1996. Mr. Lee is a managing director of Warburg Pincus LLC, where he has been employed since 1992. Mr. Lee is a director of Arch Capital Group Ltd., The Neiman Marcus Group, Inc., TransDigm Holding Company, TransDigm Inc. and several private companies.

John F. Maypole has served as a director since December 2004. Mr. Maypole has, for over 20 years, served as an independent consultant to various corporations and providers of financial services. Mr. Maypole is also a director of MassMutual Financial Group and National Captioning Institute, Inc.

Anthony P. Terracciano has served as a director since December 2004. Mr. Terracciano is the former Chairman of the Board of Riggs National Corporation. Mr. Terracciano also served as Vice Chairman of the Board of Directors of American Water Works Company Inc. from 1998 until January 2003. From July 2000 to January 2002, he was Chairman of Dime Bancorp. Prior to that, he was President of First Union Corporation, Chairman and CEO of First Fidelity Bancorporation, President of Mellon Bank Corp. and Vice Chairman of Chase Manhattan Bank. He also previously served as Chief Financial Officer of Chase Manhattan Bank. Mr. Terracciano is also a director of Avaya, Inc. and IKON Office Solutions and a member of the Board of Trustees for Monmouth Medical Center and the University of Medicine & Dentistry of New Jersey (UMDNJ), and also serves on the New Jersey State Investment Council.

Stephen F. Fisher has served as a director since December 2005. Mr. Fisher has served as Executive Vice President and Chief Financial Officer of Entercom Communications Corp. since November 1998. Prior to joining Entercom Communications, Mr. Fisher was a managing director of a private equity firm located in Bala Cynwyd, Pennsylvania.

Sarah E. Nash has served as a director since September 2006. In August 2005, Ms. Nash retired as a Vice Chairman of J.P. Morgan Chase & Co.’s Investment Bank where she was responsible for the firm’s client relationships. Prior to these responsibilities, she was the Regional Executive and Co-Head of Investment Banking for North America at J.P. Morgan Co. Ms. Nash serves on the Board of Directors of Merrimack Pharmaceuticals, a Biotechnology company, and Pathmark Stores, Inc. She is a Trustee for Washington & Lee University, New York-Presbyterian Hospital, The New York Historical Society and The New York Restoration Project. Ms. Nash is also on the Business Leadership Council of CUNY.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that provide the framework for the governance of the Company. Our Corporate Governance Guidelines are available on our website at www.knoll.com and will also be made available to stockholders without charge, upon request, in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041. The information contained on our website is not included as part of, or incorporated by reference into, this proxy statement.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial and accounting officers. The Code of Ethics is publicly available on our website at www.knoll.com and will also be made available without charge to any person upon request in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041. We intend to disclose amendments to, or waivers from, provisions of the code of ethics that apply to any director or principal executive, financial or accounting officers on our website at www.knoll.com, in lieu of disclosing such matters in Current Reports on Form 8-K.

Director Independence

In accordance with our Corporate Governance Guidelines, our board of directors has reviewed the qualifications of each of its members and determined that Messrs. Maypole, Terracciano, Fisher, Harris, Lapidus, and Lee and Ms. Nash, a majority of the members of our board of directors, are independent. Our board of directors also determined that Kevin Kruse, who resigned from the board of directors in September 2006, was independent. In addition to meeting the definition of independence as such term is defined under the listing standards of the New York Stock Exchange, our board of directors has determined that none of these individuals has a material relationship with the Company (directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) other than as a director. In making this determination, the board of directors considered relationships of some of the directors with entities that had significant share ownership in the Company and the fact that some of the directors serve on boards of companies, or are (or recently were) associated with companies or entities, to which we sold products, or from which we purchased products or services during the year. The board of directors relied on both information provided by the directors and information developed internally by the Company in evaluating these facts.

Board Meetings and Committees

During the year ended December 31, 2006, there were four meetings of our board of directors. During 2006, no director attended fewer than 75% of the total number of meetings (held during the period for which he or she was a director) of the board and of committees of the board on which he or she served, except Mr. Lee, who attended 50% of our board of directors meeting in 2006. Currently, we do not have a formal policy regarding director attendance at our Annual Meetings of Stockholders. However, it is expected that absent compelling circumstances, our directors will be in attendance at our 2007 Annual Meeting of Stockholders. Eight out of our ten directors attended our 2006 Annual Meeting of Stockholders.

In accordance with our Corporate Governance Guidelines, our non-management directors meet periodically without any management directors or employees present. Mr. Harris presides over these meetings of the non-management directors. As required by the New York Stock Exchange Listing requirements and in accordance with our Corporate Governance Guidelines, our independent directors also meet exclusively in an executive session at least once a year.

Our board of directors maintains an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates pursuant to a written charter, which are publicly available on our website at www.knoll.com and will also be made available to stockholders without charge, upon request in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

Audit Committee. Our audit committee met fourteen times during 2006. This committee currently has three members, Messrs. Fisher, Maypole and Terracciano. Our board of directors has determined that Mr. Maypole, the Chairman of the audit committee, is an “audit committee financial expert,” as the SEC has defined that term in Item 401 of Regulation S-K. The composition of our audit committee meets the currently applicable independence requirements of the Sarbanes-Oxley Act, the New York Stock Exchange and SEC rules and regulations. Our audit committee (i) assists our board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function, if any, and independent registered public accounting firm; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a medium for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K. The audit committee reviews and evaluates, at least annually, its performance and the performance of its members, including compliance with its charter. Please see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee. Our compensation committee met two times during 2006. This committee currently has three members, Messrs. Harris and Lapidus and Ms. Nash, who joined the committee on February 6, 2007. Mr. Harris serves as Chairman of the committee. Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the chief executive officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. In February 2007, our board of directors designated our compensation committee to serve as the administrative committee under our stock incentive plans. In that role, our compensation committee will determine which individuals will receive awards under our stock incentive plans, the types of such awards, the terms and conditions of such awards and the time at which such awards will be granted. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. Please see the report of the compensation committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee met four times during 2006. This committee currently has three members, Messrs. Harris, Terracciano and Fisher. Mr. Fisher currently serves as Chairman of our nominating and corporate governance committee. The nominating and corporate governance committee oversees and assists our board of directors in identifying, reviewing and recommending nominees for election as directors; evaluates our board of directors and our management; develops, reviews and recommends corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our board of directors on corporate governance and related matters. The nominating and corporate governance committee may consider director candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, past service on the board of directors, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors and concern for the long-term interests of the stockholders.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” set forth elsewhere in this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit any pertinent information regarding the candidate to the nominating and corporate governance committee by mail to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Communications with Directors

In accordance with our Corporate Governance Guidelines, interested persons may send communications to the board, to any committee of the board or to any individual members of the board (including non-management directors) by sending a letter to the following address: Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041. In addition, our board of directors has adopted “Whistleblower Procedures” setting forth procedures to enable the receipt and investigation of accounting, legal or retaliatory claims. The Whistleblower Procedures are publicly available on our website at www.knoll.com.

Compensation of Directors

Our Corporate Governance Guidelines provide that the form and amount of compensation provided to our directors shall be determined by the board of directors with the assistance of the compensation committee. The board of directors and compensation committee periodically review our director compensation programs to ensure that they remain competitive. In making this review, the compensation committee considers our size, industry characteristics, location, the practices at comparable companies, and such other factors as the compensation committee deems relevant. Our compensation package for non-employee directors currently consists of:

•	an annual fee of $25,000;

•	a fee of $2,500 for each board meeting attended (including participation by telephone);

•	a grant of 25,000 stock options upon joining the board of directors;

•	a $10,000 annual fee for chair of the audit committee; and

•	reimbursement for expenses incurred in the performance of their duties as directors.

Messrs. Harris, Lapidus and Lee are affiliated with Warburg, Pincus Ventures, L.P. (and its affiliated companies), which previously owned a significant amount of our outstanding common stock. Although they were affirmatively determined by our board of directors to be independent, these directors did not receive the compensation or equity grants provided to our other non-employee directors while Warburg Pincus or its affiliates held a significant equity position in the Company. As of December 31, 2006, Warburg Pincus and its affiliates no longer held an equity interest in the Company, and on February 6, 2007, our board of directors formally determined that Messrs. Harris, Lapidus and Lee should receive the same compensation as our other non-employee directors commencing January 1, 2007. On February 12, 2007, each of Messrs. Harris, Lapidus and Lee received stock options to purchase 25,000 shares of Knoll common stock.

The table below sets forth information concerning the compensation we paid to our non-employee directors and our chairman during 2006 for service on our board of directors. Each of the directors listed below served for the entire year, except for Mr. Kruse, who served for approximately nine months and Ms. Nash, who served for approximately three months.

Director Compensation Table—2006

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Burton B. Staniar (2)	—		—	—		—	—	—	—
Jeffrey A. Harris	—		—	—	(3)	—	—	—	—
Sidney Lapidus	—		—	—	(3)	—	—	—	—
Kewsong Lee	—		—	—	(3)	—	—	—	—
Kevin Kruse (4)	—		—	—		—	—	—	—
John F. Maypole	45,000	(5)	—	25,290	(6)	—	—	—	70,290
Anthony P. Terracciano	32,500	(7)	—	25,290	(6)	—	—	—	57,790
Stephen F. Fisher	35,000	(8)	—	53,274	(9)	—	—	—	88,274
Sarah E. Nash	9,022	(10)	—	17,409	(11)	—	—	—	26,431

(1)	Amounts shown do not reflect the compensation actually received by the director. Instead, amounts shown in this column represent the compensation costs we recognized as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, in connection with outstanding stock option awards. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The assumptions used in determining the grant date fair values of these awards are set forth in Notes 2 and 15 to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007. The stock option awards to which the expenses in this column relate are described in the footnotes below.
(2)	Mr. Staniar serves as our chairman pursuant to an amended and restated employment agreement dated January 1, 2006. In accordance with his employment agreement, Mr. Staniar receives an annual salary of $200,000. Mr. Staniar does not receive any additional compensation for his service on our board of directors.
(3)	On February 12, 2007, each of these directors was granted stock options to purchase 25,000 shares of our common stock at an exercise price of $23.47 per share. These stock options vest equally over the four-year period following the grant date (February 12, 2007), but may vest earlier upon a change-in-control.
(4)	Mr. Kruse resigned from our board of directors effective September 22, 2006.
(5)	Mr. Maypole received $25,000 as annual compensation for serving on our board of directors and $10,000 for serving as chairman of our audit committee. Mr. Maypole also received $10,000 for attending four board of directors meetings in 2006.
(6)	On December 17, 2004, we granted Mr. Maypole and Mr. Terracciano each with stock options to purchase 25,000 shares of our common stock at an exercise price of $17.80 per share. These stock options vest equally over the four-year period following the grant date (December 17, 2004), but may vest earlier upon a change-in-control. As of December 31, 2006, 12,500 of these stock options were vested and 12,500 were unvested.

(7)	Mr. Terracciano received $25,000 as annual compensation for serving on our board of directors and $7,500 for attending three board of directors meetings in 2006.
(8)	Mr. Fisher received $25,000 as annual compensation for serving on our board of directors and $10,000 for attending four board of directors meetings in 2006.
(9)	On December 6, 2005, we granted Mr. Fisher stock options to purchase 25,000 shares of our common stock at an exercise price of $18.01 per share. These stock options vest equally over the four-year period following the grant date (December 6, 2005), but may vest earlier upon a change-in-control. As of December 31, 2006, 6,250 of these stock options were vested and 18,750 were unvested.
(10)	Ms. Nash joined our board of directors on September 27, 2006. Ms. Nash received $6,522 as a pro rata portion of her $25,000 annual board compensation and $2,500 for attending our board of directors meeting in December 2006.
(11)	On September 27, 2006, we granted Ms. Nash stock options to purchase 25,000 shares of our common stock at an exercise price of $20.04 per share. These stock options vest equally over the four-year period following the grant date (September 27, 2006), but may vest earlier upon a change-in-control. All of these stock options were unvested as of December 31, 2006.

Executive Officers

Set forth below are the names of our executive officers, who are not also directors, their ages as of February 28, 2007, their offices in the company, their principal occupations or employment for the past five years and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Arthur C. Graves	60	Senior Vice President—Sales and Distribution
Stephen A. Grover	54	Senior Vice President—Operations
Benjamin A. Pardo	45	Senior Vice President—Director of Design
Barry L. McCabe	60	Senior Vice President and Chief Financial Officer
Michael A. Pollner	34	Vice President, General Counsel and Secretary
Marcia A. Thompson	50	Vice President—Human Resources
David L. Schutte	42	Senior Vice President and Chief Marketing Officer

Arthur C. Graves has served as our Senior Vice President—Sales and Distribution since October 1999. He began his career with us in 1989 and has held several senior sales management positions with us since that time. Prior to joining us, Mr. Graves was with Herman Miller, Inc. from 1979 to 1989, where he held several sales and management positions. Mr. Graves’ career in the contract office furniture industry has spanned more than 25 years.

Stephen A. Grover has served as our Senior Vice President—Operations since May 1999 and is responsible for our Purchasing, Logistics, Product Development and Manufacturing teams. Prior to joining us, he was the Global Manufacturing Manager for General Electric’s Magnetic Resonance Imaging business. Over his 19-year career at General Electric, he also worked across the plastics business and medical systems business in progressively larger roles.

Benjamin A. Pardo was appointed as our Senior Vice President—Director of Design in September 2005. Prior to joining us, Mr. Pardo was President of Unifor, Inc., a position he held since 1996.

Barry L. McCabe has served as our Senior Vice President and Chief Financial Officer since May 2002, after serving as Senior Vice President, Treasurer and Controller since January 2000 and serving as Vice President, Treasurer and Controller since January 1995. Prior to joining us in August 1990, Mr. McCabe worked with a number of Westinghouse business units during his 16 year career at Westinghouse.

Michael A. Pollner became our Vice President, General Counsel and Secretary on March 1, 2007, after serving as our Assistant General Counsel since September 1, 2005. Prior to joining us, Mr. Pollner was a lawyer with the Philadelphia-based law firm, Blank Rome LLP, which he joined in February 2004. From September 1999 to February 2004, Mr. Pollner was a member of the business law department at Cohen & Grigsby, P.C. in Pittsburgh, Pennsylvania.

Marcia A. Thompson was promoted to Vice President—Human Resources in January 2005. She was named Director of Human Resources in April 2003, after serving as Human Resources Manager since 1993. Ms. Thompson’s career in human resources has spanned 20 years.

David L. Schutte became our Senior Vice President and Chief Marketing Officer on January 1, 2007. Mr. Schutte began his career with us in 1990 and served until 1995 in several roles including Director of Marketing for KnollStudio® and KnollExtra®. Subsequently, Mr. Schutte held several senior positions in the contract office furniture industry including Vice President of Marketing for Maharam and Vice President of A&D Sales for Herman Miller. Mr. Schutte rejoined us in May 2004 as Vice President and General Manager of KnollTextiles™.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Overview

Our compensation committee currently consists of Jeffrey A. Harris, Sidney Lapidus and Sarah E. Nash. Ms. Nash joined the compensation committee on February 6, 2007. Our compensation committee is responsible for establishing and administering our executive compensation programs in accordance with the provisions of its charter, a copy of which is located on our website at www.knoll.com. The five executive officers listed in the Summary Compensation Table below are referred to in this proxy statement as our “named executive officers”.

Our executive officer compensation programs are generally designed to:

•	provide competitive compensation packages that will attract and retain superior talent;

•	motivate the executive officers to achieve desired company and individual performance and to appropriately reward that performance; and

•	align the interests of our executive officers with the long-term interests of our stockholders, primarily through equity awards.

We believe that motivating and rewarding exceptional performance is the overriding principle of our executive compensation programs.

Our executive officer compensation programs are comprised of: (i) base salary; (ii) annual discretionary non-equity incentive bonuses, which are based, in part, on the achievement of individual and company objectives and performance; and (iii) long-term incentive compensation in the form of periodic equity awards. In addition to our annual discretionary incentive bonuses, we sometimes grant additional cash bonuses that relate to exceptional efforts or accomplishments, rather than pre-determined individual or company financial or business metrics.

Our named executive officers are also provided severance and change-in-control protections, which can be triggered in a number of scenarios, and also may participate in our standard pension and retirement plans on the same basis as our associates generally. Our named executive officers are not generally provided with any material perquisites, and the compensation amounts reflected in the tables that follow this compensation discussion and analysis do not reflect the payment or provision of any perquisites.

Process

Our compensation committee generally meets at least two times a year formally and on more occasions as needed. Members of our compensation committee also discuss compensation matters with our chief executive officer and among themselves informally throughout the year in an effort to both (i) monitor the appropriateness of our executive compensation packages on an on-going basis and (ii) prepare for the formal compensation committee meetings and the definitive compensation decisions that are made at those meetings.

Typically, at a committee meeting in December of each year, our chief executive officer presents to the compensation committee (i) any recommended changes to base salaries and (ii) recommended annual non-equity incentive targets and awards for all of our executive officers (including the chief executive officer) for the upcoming fiscal year. In connection with this presentation, the compensation committee is provided with information on the executive officers’ existing base salaries and compensation history, if requested. At this December meeting, our chief executive officer also provides the compensation committee with a preview of the proposed annual non-equity incentive award payouts for the existing fiscal year that the chief executive officer intends to recommend to the compensation committee for approval after the year is completed. This preview is generally based on information and projections as they exist at that time. These proposed payouts are typically considered, discussed and, with or without modification by the compensation committee, approved and paid in February of the following year.

We generally do not establish compensation levels based on formal benchmarking to competitors. However, the compensation committee and the full board of directors is usually provided with compensation and other performance information of our primary publicly held competitors, including Herman Miller, Inc., Steelcase, Inc. and HNI Corporation, and we use this information to make subjective determinations as to whether our compensation packages are competitive and reasonable.

At the December meeting, after reviewing the chief executive officer’s recommendations and the other relevant information, the compensation committee approves any changes to the base salaries and approves annual non-equity incentive target awards for the executive officers (other than the chief executive officer) for the upcoming fiscal year. In accordance with our compensation committee charter, the compensation committee makes a recommendation to our full board of directors in December with respect to the base salary and annual non-equity incentive target award for our chief executive officer. Our board of directors then evaluates that recommendation and any other information it deems appropriate and sets the base salary and annual non-equity incentive target award for our chief executive officer for the upcoming fiscal year.

A similar process takes place in February of each year with respect to (i) the actual payouts under the annual non-equity incentive awards granted the previous year, and (ii) equity grants to executive officers. At the February meeting of our compensation committee, after the review of actual performance, our chief executive officer typically makes final recommendations indicating the annual incentive bonus payouts that he believes are appropriate. The recommendations are typically based on our actual financial performance during the previous year, both in relation to the performance targets set in the previous year and in relation to the industry as a whole. Other factors, including the executive officer’s individual performance and any extraordinary efforts or hurdles faced by the executive officer in the previous year are also considered.

The chief executive officer may also recommend that certain executive officers receive equity grants (typically restricted stock or stock options). We do not have a policy of standard or periodic equity grants to executive officers. These grants are typically based on the executive officers’ then-outstanding equity and the responsibilities that such executive officer has managed in the past or is expected to manage in the future.

Base Salary

The compensation committee reviews base salary levels for executive officers on an annual basis. Currently, our only named executive officers with formal written employment agreements are our Chief Executive Officer, Mr. Cogan, and our President and Chief Executive Officer, Knoll North America, Ms. Bradley. In determining salaries, we take into consideration individual experience and past performance of the executive officer. We also consider the base salaries of executive officers at peer companies.

We attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer. The annual base salary provides a base level of compensation for services rendered during the year and is intended to reward the executive officer for the day-to-day complexities and difficulties of his/her job. We believe this provides the executive with a fair level of compensation, but also enables our annual discretionary non-equity incentive bonuses and equity grants to have a significant motivating impact on the executive officers.

Annual Non-Equity Incentive Bonuses

We typically award non-equity incentive bonuses on an annual basis. The compensation committee, with the input of the chief executive officer, establishes specific performance goals related specifically to that officer’s areas of responsibility and to our overall financial performance. Typically, these bonuses are based on us obtaining a certain level of operating profit for the year and additional financial metrics that are tied to the specific position of the executive officer. For instance, the annual award for our Senior Vice President—Sales and Distribution will typically also tie to annual orders growth, and for our Senior Vice President—Operations will typically also tie to gross margin and other factory performance metrics. These performance goals can change from year to year as circumstances and business conditions change. The target payouts on these awards are generally between 65% to 100% of the executive officer’s base salary and, therefore, provide an opportunity for the executive officer to significantly increase his/her annual cash compensation by delivering strong performance and assisting the company in meeting its financial performance targets.

The compensation committee determines the amount of each executive’s actual non-equity incentive payment based on our ability to meet the company financial targets set at the time the award is granted and an assessment by the compensation committee of the officer’s progress toward achieving the individual established goals and any other criteria determined to be appropriate by the compensation committee, including the ability of the executive officer to react to real-time challenges that arise in the course of the year. As explained above, in accordance with our compensation committee charter, the compensation committee makes a recommendation to the board of directors with respect to the annual incentive payments for the chief executive officer, and the board of directors makes the final determination of such amounts.

We have significant flexibility to increase or decrease the amounts paid under the non-equity incentive awards. The decision to increase or decrease an actual payout under the award is generally based on a variety of factors we deem appropriate, including, without limitation, our overall performance, the individual executive’s performance, the business environment existing during the year and any extraordinary obstacles that may have arisen during the course of the year. As evident from some of the payouts approved for 2006, the executive officers can be significantly rewarded when they exceed their performance targets.

By structuring these annual incentive bonuses in a way that considers individual performance metrics related specifically to the role of the executive officer, as well as overall company performance (typically operating profit), we enable our executive officers to have a more direct impact on the ultimate payout under their annual incentive bonuses. Although their individual performance impacts the overall company performance metric, the satisfaction of that company metric is dependent on the performance of many other parts of the company. In the event overall company performance falls short of the desired target in any given year, we can adjust the payout downward under the award for some named executive officers, and at the same time reward other named executive officers who met their individual performance targets for the year, as we determine to be equitable.

In addition to discretionary increases under the non-equity incentive awards, the compensation committee may, and has in the past, granted additional special bonuses that relate more to extraordinary and exceptional efforts or accomplishments of one or more executive officers than to pre-determined company or individual performance metrics. For example, in connection with our 2004 initial public offering, we paid special bonuses to certain executive officers that were directly involved in that process as a way of recognizing and rewarding that accomplishment and their extraordinary efforts in furtherance of that accomplishment. As discussed below and reflected in the compensation tables, similar payments were made to Mr. Cogan and Mr. McCabe in connection with our two successful secondary offerings in 2006.

Our annual non-equity incentive awards are designed to motivate the executive officers to deliver strong performance, both individually and company-wide. Given the size of these awards, we believe our executives are significantly motivated to meet and exceed our targeted financial metrics. In many cases our executive officers can double their cash compensation by delivering strong performance during the year. We believe this potential increase in annual compensation keeps our executive officers highly motivated and, when performance targets are met and exceeded, appropriately rewarded for their hard work and exceptional performance in what are very demanding jobs.

For 2006, the awards were tied primarily to our operating profits and we believe they had the desired effect of helping to drive strong operating performance. In 2006, we were able to deliver strong revenue growth and to manage operating efficiencies in what was a difficult inflationary environment. These achievements, among others, enabled us to exceed our operating profit target of $110.6 million.

Long-term Incentive Compensation—Equity Grants

We believe that our executive officers should have significant equity interests, and have designed our compensation programs accordingly. Long-term incentive compensation, in the form of restricted stock and stock options, is a key component of our executive compensation program and serves a retention, motivation and reward function. Equity awards also align the interests of our executive officers with those of our stockholders and reward our executive officers by allowing them to share in any appreciation in the value of our common stock. They are designed to reward a longer performance horizon than our annual non-equity incentive awards, typically four to six years.

When an executive officer leaves the company, stock options and unvested restricted stock awards are generally forfeited. The amount of equity provided to a named executive officer is typically evaluated with a view to making sure that the equity (whether restricted stock, stock options, or both) has significant enough value that the forfeiture of the equity upon voluntarily leaving the company significantly discourages our executive officers from seeking other employment opportunities and from entertaining other employment opportunities that may otherwise arise. We believe this retentive characteristic of long-term equity grants is an important part of our overall compensation program.

Stock Option Grant Policy. Our board of directors served as the administrative committee under our stock incentive plans from December 2004 until February 6, 2007, when the compensation committee was appointed to administer the plans. Historically, equity grants to our executive officers were reviewed by the compensation committee and then recommended to the board of directors for consideration and approval.

On February 6, 2007, we adopted a stock option grant policy. Prior to the adoption of this policy, we did not have a formal policy governing our stock option grants. The stock option grant policy provides that all stock option grants will be approved at a meeting (including telephonic meetings) and not by written consent. Under this policy, stock options will only be granted on a quarterly basis and the effective date of each grant will be the third trading day after our next public announcement of quarterly or annual financial results following the date the compensation committee meets to consider such grants. The exercise price of stock options will be the closing price of our common stock on the New York Stock Exchange as of the effective date of each grant.

The stock option grant policy applies to any derivative security granted under our stock incentive plans that derives its value from the market price of our common stock on the date of grant, including options to purchase common stock, stock appreciation rights and similar arrangements. Restricted stock awards are not covered by the terms of the stock option grant policy, but we generally intend to treat the grant of restricted stock awards in a similar manner.

Stock Options. Our stock option grants typically vest over a four-year period following the grant. In some cases, stock options will vest in four equal installments over four years and in other cases vesting will occur 30% on the first anniversary, 20% on the second anniversary, 20% on the third anniversary, and 30% on the fourth anniversary. We currently intend to structure our future grants to named executive officers to vest equally over the four-year period following the date of grant. The vesting of outstanding stock options can be accelerated upon a change-in-control of the Company.

Our stock options are granted at an exercise price equal to the closing stock price on the effective date of grant. Accordingly, stock options will only result in compensation to the executive officer to the extent our stock price increases during the applicable vesting period. We believe, therefore, that stock options have a significant motivating impact that drives company-wide performance. The fact that many of our key employees receive stock options assures that more than just our executive officers are provided with this incentive and also assures that more than just our executive officers are rewarded for the desired performance when achieved. We believe using stock options to motivate a broader base of employees than just senior executives has a greater impact on our ability to achieve overall company performance.

Restricted Stock. We periodically grant restricted stock to our executive officers and other key employees. The restricted stock typically vests in one tranche on the fifth or sixth anniversary of the date of grant, at which point the restrictions on the stock lapse and the restricted shares may (but are not required to) be sold by the grantees. In addition to the time vesting of our restricted stock awards, they also have a performance feature that can result in accelerated pro rata vesting based on our obtainment of certain operating profit targets. The vesting of the restricted stock can also accelerate upon a change-in-control of the company and upon terminations without cause. Restricted stock is forfeited if the grantee voluntarily leaves the company prior to the vesting or is terminated for “cause” (as defined in the applicable restricted stock agreement or stock incentive plan). Dividends that accrue on our common stock during the vesting period of any restricted stock are accrued and paid out to the grantee when the restricted stock vests.

We use the retentive value of restricted stock primarily for only our most senior executive officers and other key employees. These are the people we believe are critical to our future success and also the ones we believe will be required to handle the most significant responsibilities. Our intent is to use restricted stock as a way of assuring the services of these key employees for at least the applicable vesting period.

In addition to the retention aspect of restricted stock, we believe the restricted stock awards also serve a motivating function. The higher our stock price at vesting, the more valuable the restricted stock grants. Over the vesting period, grantees can increase the value of the restricted stock awards (and, therefore, their overall compensation) to the extent their performance can impact the company’s overall performance and result in an increase in our stock price. We, therefore, believe these restricted stock awards also serve as an incentive to the grantees, motivating them to accomplish desired performance. In addition, as explained above, if we meet certain operating targets, the restricted stock awards can vest earlier, providing grantees with significant compensation earlier than the expected time-vesting period. We think this accelerated vesting feature also motivates the grantees to perform and help the company achieve its desired performance objectives.

None of our executive officers received an equity grant in 2006. However, as explained below and in the compensation tables that follow, all of our named executive officers hold restricted stock and vested stock options.

Pension and Retirement Benefits

Each of our named executive officers participates in the Knoll Pension Plan, a noncontributory defined benefit plan, which covers all of our regular full-time or part-time U.S. associates, who are not covered by a collective bargaining agreement. The plan provides retirement benefits for service starting on or after March 1, 1996, and participants become 100% vested after five years of service. All of our named executive officers are fully vested.

Upon attainment of normal retirement age (65, 66, or 67, depending on the participant’s date of birth) or the 5th anniversary of participation in the plan, participants become entitled, upon retirement, to a pension benefit of 1.55% of their career compensation, which is defined in the plan as the sum of the participant’s compensation earned for each calendar year starting with the later of the date of hire or March 1, 1996. Annual compensation under the plan is limited to certain dollar amounts set each year by applicable U.S. law. In addition, the plan provides for a minimum benefit per year of participation of $300.

Upon retirement, participants in the plan may elect to receive benefits as a life annuity, joint and survivor annuity, or life annuity with a period certain. Early retirement is available for participants age 55 or older with at least 5 years of service. Benefit payments for early retirement may be reduced by  1/2 of 1% for each month’s payment before normal retirement age depending on the participant’s age and years of service at the time of such early retirement.

The Knoll Pension plan was put into place in 1996 as a way of (i) structuring our compensation programs to be more competitive for all of our associates and (ii) providing our associates (including or named executive officers) with a tax qualified retirement plan that would ensure that our associates had a certain level of additional compensation after retirement.

Severance and Change-in-Control Benefits

We have a severance pay plan that generally applies to all of our regular full-time or part-time U.S. employees, including our named executive offers, who are not covered by a collective bargaining agreement. In general, the severance pay plan provides for severance payments to eligible employees if their employment is involuntarily severed. The plan is intended to provide employees with compensation when their jobs are eliminated for business or economic reasons. All of our named executive officers, other than Mr. Cogan and Ms. Bradley, are covered by the severance pay plan. For a more detailed discussion of the severance pay plan, see “Potential Payments Upon Termination or Change-in-Control—Severance Pay Plan and Notice Pay Plan”.

We have agreed to provide Mr. Cogan and Ms. Bradley with severance benefits upon certain separations of their employment. Mr. Cogan and Ms. Bradley are entitled to severance benefits if (i) their respective employment is terminated by us for any reason other than cause or in connection with a disability, (ii) we elect not to renew the employment agreement, or (iii) the employment agreement is terminated by Mr. Cogan or Ms. Bradley, as applicable, in connection with a material breach of the employment agreement by us. These severance benefits are contained in employment agreements between us and each of Mr. Cogan and Ms. Bradley. For more details on these benefits, see “Potential Payments Upon Termination or Change-in-Control—Severance Under Employment Agreements”.

If the severance provisions are triggered, Mr. Cogan is entitled to the sum of (i) 200% of Mr. Cogan’s then base salary, plus (ii) the average of the annual bonuses paid to Mr. Cogan for the two completed fiscal years that immediately preceded the fiscal year of the termination. If the severance provisions are triggered, Ms. Bradley is entitled to the sum of (i) 100% of Ms. Bradley’s then base salary, plus (ii) the average of the annual bonuses paid to Ms. Bradley for the two completed fiscal years that immediately preceded the fiscal year of termination. Upon termination for any reason, Mr. Cogan and Ms. Bradley are also entitled, under their respective employment agreements, to continued coverage under health, disability and medical benefits for one year from the date of termination. Mr. Cogan has agreed to a two year non-competition provision under his employment agreement, and Ms. Bradley agreed to a one year non-competition provision under her employment agreement.

The severance benefits provided to Mr. Cogan and Ms. Bradley were negotiated and agreed upon in 2001 when we entered into employment agreements with them. The severance benefits were designed, in part, as an inducement to Mr. Cogan and Ms. Bradley to serve as our Chief Executive Officer and President and Chief Executive Officer, Knoll North America, respectively, and as consideration for their willingness to agree to a non-competition arrangement. The severance arrangements were structured to provide Mr. Cogan and Ms. Bradley with a certain measure of job security and protection against termination without cause and termination or loss of employment through no fault of Mr. Cogan or Ms. Bradley. We believed these protections are appropriate given the non-competition provisions contained in the employment agreements.

Chief Executive Officer

In 2006, Mr. Cogan received a base salary of $500,000 and a bonus of $1,000,000. Mr. Cogan’s bonus consisted of $600,000 under his non-equity incentive award for 2006 and $400,000 for his extraordinary efforts in connection with our two secondary stock offerings completed in 2006. Under his employment agreement, Mr. Cogan’s target annual incentive bonus of 100% of base salary is based upon the attainment of goals established by the compensation committee and the board of directors. For 2006, Mr. Cogan’s bonus was based on certain quantitative factors, including our operating performance and revenue growth. The non-equity incentive award payout was $100,000 more than the target award of $500,000 and was based on exceeding our operating profits target of $110.6 million and the board’s determination that Mr. Cogan has managed the company well during 2006, appropriately reacted to the challenges that arose during 2006 and has positioned the company for success in the future.

In recognition of his performance and his increasing contributions to the company’s performance, the compensation committee recommended, and the board approved, an increase in Mr. Cogan’s annual base salary from $500,000 to $650,000. This increase was effective January 1, 2007, and is reflected in an amendment to Mr. Cogan’s employment agreement. Mr. Cogan was also granted a 2007 non-equity incentive target award of $650,000.

President and Chief Executive Officer, Knoll North America

In 2006, Ms. Bradley received a base salary of $500,000 and a bonus of $600,000. Under her employment agreement, Ms. Bradley’s target annual bonus of 100% of base salary is based upon the attainment of goals established by the compensation committee. For 2006, Ms. Bradley’s target annual incentive bonus was based on quantitative factors, including our operating performance and revenue growth. Part of Ms. Bradley’s non-equity incentive bonus was based on target North American sales of $720.0 million, which we significantly exceeded in 2006. The non-equity incentive award payout was $100,000 more than the target award of $500,000 and was based on exceeding our operating profits target noted above, our strong revenue growth in 2006 and our belief that Ms. Bradley has managed the company well during 2006 and has positioned the company for success in the future.

In recognition of her performance and her increasing contributions to the company’s performance, the compensation committee approved an increase in Ms. Bradley’s annual base salary from $500,000 to $650,000. This increase was effective January 1, 2007, and is reflected in an amendment to Ms. Bradley’s employment agreement. Ms. Bradley was also granted a 2007 non-equity incentive target award of $650,000.

Senior Vice President and Chief Financial Officer

In 2006, Mr. McCabe received a base salary of $225,000 and a bonus of $400,000. Mr. McCabe’s bonus consisted of $200,000 under his non-equity incentive award for 2006 and $200,000 for his extraordinary efforts in connection with our two secondary stock offerings completed in 2006. For 2006, Mr. McCabe’s annual incentive bonus was based on quantitative factors, including our operating performance and Mr. McCabe’s individual performance in managing our finance department and the other responsibilities associated with his position as Chief Financial Officer. The non-equity incentive award payout was $50,000 more than the target award of $150,000 and was based on exceeding our operating profits target noted above and our belief that Mr. McCabe’s individual performance during 2006 exceeded our expectations.

In recognition of his performance and his increasing contributions to the company’s performance, the compensation committee approved an increase in Mr. McCabe’s annual base salary from $225,000 to $275,000. This increase was effective January 1, 2007. Mr. McCabe was also granted a 2007 non-equity incentive target award of $175,000.

Senior Vice President—Sales and Distribution

In 2006, Mr. Graves received a base salary of $250,000 and a non-equity incentive bonus of $400,000. For 2006, Mr. Graves’ non-equity incentive bonus was based on quantitative factors, including our operating performance and Mr. Graves’ individual performance in furtherance of our revenue growth in 2006. The non-equity incentive award payout was $150,000 more than the target award of $250,000 and was based on Mr. Graves’ exceptional individual performance during 2006 in helping the company exceed its operating profits target. During 2006, we managed to grow revenues more than two times faster than our industry, which significantly contributed to our ability to exceed our operating profits target. We believed it was appropriate to significantly reward Mr. Graves for his efforts during 2006 and to encourage him to continue those efforts in 2007.

In recognition of his performance and his increasing contributions to the company’s performance, the compensation committee approved an increase in Mr. Graves’ base salary from $250,000 to $275,000. This increase was effective January 1, 2007. Mr. Graves was also granted a 2007 non-equity incentive target award of $275,000.

Senior Vice President—Operations

In 2006, Mr. Grover received a base salary of $250,000 and a non-equity incentive bonus of $250,000. For 2006, Mr. Grover’s non-equity incentive bonus was based on quantitative factors, including our operating performance and Mr. Grover’s individual performance in managing our operations in 2006. The non-equity incentive award payout was equal to the target award of $250,000 and was based on our belief that Mr. Grover’s individual performance during 2006 met our expectations. Although our gross margins and operating efficiencies were not at the levels we desired, this was, in large part, due to a number of factors outside of our control, including, without limitation, a significant inflationary economy and foreign exchange pressures. Spikes in demand for our products associated with our significant revenue growth also negatively impacted the efficiency of our operations. We believe Mr. Grover did a good job of reacting to the challenges that arose, managing these external forces and enabling us to be as successful as we were from an operating perspective.

In recognition of his performance and his increasing contributions to the company’s performance, the compensation committee approved an increase in Mr. Grover’s base salary from $250,000 to $275,000. This increase was effective January 1, 2007. Mr. Grover was also granted a 2007 non-equity incentive target award of $275,000.

Outstanding Equity Named Executive Officers

As set forth in the Outstanding Equity Awards at Fiscal Year-End table on page 29, in December 2004, we granted our named executive officers shares of restricted stock, which vest on the earlier of the sixth anniversary of the date of grant or the achievement by the company of certain performance goals related to our operating profits. These restricted share grants were intended to motivate the performance of our named executive officers in relation to obtaining these operating profit goals and to further align the long-term interests of our named executive officers with the long-term interests of our stockholders.

These restricted share awards were also intended to assist us in retaining the critical service of the named executive officers. The unvested awards are forfeited if a named executive officer voluntarily leaves the company, and we believe the significant value of the awards makes the decision by a named executive officer to voluntarily leave and forfeit such amounts much more difficult.

The restricted share awards granted to our named executive officers are subject to accelerated vesting upon the achievement of operating profit targets. The shares vest as to one-sixth of the shares underlying each award to the extent that our average operating profit for any two-year period exceeds the following thresholds: (i) $100.0 million, (ii) $115.0 million, (iii) $130.0 million, (iv) $145.0 million, (v) $160.0 million, and (vi) $175.0 million. The first one-sixth tranche vested on February 12, 2007. The performance targets were designed to motivate our named executive officers to meet or exceed our long-term performance plan, in which case they would receive the benefit of accelerated vesting.

The restricted share awards are also subject to pro rata vesting upon a change-in-control, regardless of whether the operating profit targets are met. We provided accelerated vesting on a change-of-control so our named executive officers could focus on performance and not be concerned that the potential reward of the restricted shares would not be realized in the event we suffer a change-in-control prior to vesting. We believe pro rata vesting is an equitable way to address this concern.

The Outstanding Equity Awards at Fiscal Year-End table on page 29 also indicates the number of stock options our named executive officers held at year end (and the exercise prices of those stock options). These stock options were granted between 1997 and 2002 as compensation tools to motivate, retain and reward our named executive officers during their applicable vesting periods. We were a privately-held company during most of these periods and, therefore, the value of these stock options was somewhat limited at the time of grant given their lack of liquidity. Our named executive officers were critical in our progression to a public company and we believe these stock options serve as an adequate reward for their efforts during these periods, particularly their efforts in leading us through difficult times in our industry and guiding us to our successful initial public offering in 2004. As our named executive officers continue to perform and drive overall company performance, these stock options should become even more valuable.

Operating Profits as a Target

We use operating profits as the primary performance metric under our annual non-equity incentive awards and as the trigger target for accelerated vesting under our restricted stock awards. We believe that operating profits is the best financial measurement for evaluating our operating performance because it is less subject to non-recurring items and non-operating items. When evaluating our performance, we believe items such as our tax rates, asset sales and share buybacks, which impact other financial metrics (like net income or earnings per share), should not be considered. We also tend to use operating profits when comparing our performance with the performance of our competitors.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the company in any year with respect to the chief executive officer or any other executive officer covered by Section 162(m) unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We have qualified certain compensation paid to executive officers for deductibility under Section 162(m), but we generally pay compensation to our executive officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans. In many circumstances we believe that our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Summary Compensation Table—2006

The following table sets forth information concerning the compensation awarded to or earned during our fiscal year ended December 31, 2006, by our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers whose total compensation (net of any changes in pension values and non-qualified deferred compensation earnings disclosed in the table below) exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew B. Cogan, Chief Executive Officer	2006	500,008	400,000	(5)	800,000	—	600,000	(6)	11,210	—	2,311,218

Barry L. McCabe, Senior Vice President and Chief Financial Officer	2006	225,000	200,000	(5)	280,000	—	200,000	(7)	32,868	6,600	944,468

Kathleen G. Bradley, President and Chief Executive Officer, Knoll North America	2006	500,008	—		800,000	—	600,000	(8)	27,868	6,600	1,934,476

Arthur C. Graves, Senior Vice President—Sales and Distribution	2006	249,167	—		360,000	—	400,000	(9)	33,216	6,600	1,048,983

Stephen A. Grover, Senior Vice President— Operations	2006	249,167	—		360,000	—	250,000		21,554	6,600	887,321

(1)	Amounts shown in this column do not reflect the compensation actually received by the named executive officer. Instead, amounts shown in this column represent the compensation costs we recognized as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table are the restricted stock awards granted to the named executive officers in December 2004 and described in the Outstanding Equity Awards at Fiscal Year-End table below. The assumptions used in determining the grant date fair values of these awards are set forth in Notes 2 and 15 to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007.
(2)	Represents amounts earned under a non-equity incentive award granted to the named executive officer on January 23, 2006 (in the case of all the named executive officers other than Mr. McCabe) and January 12, 2006 (in the case of Mr. McCabe) for services rendered in 2006. See the Grants of Plan-Based Awards table below for details on these non-equity incentive awards.
(3)	Amounts in this column represent increases in actuarial present values of each named executive officer’s accumulated benefits under the Knoll Pension Plan. The benefits were calculated as of the Plan’s measurement date ending on September 30 of each year. For more information on the Knoll Pension Plan, see “Pension Benefits” below.
(4)	Amounts in this column represent our matching contributions to the Knoll, Inc. Retirement Savings Plan, which was $6,600 for each named executive officer other than Mr. Cogan (who does not participate in the plan).
(5)	These amounts represent discretionary bonuses granted to the named executive officers for their efforts in connection with our two secondary stock offerings completed in 2006.
(6)	The compensation committee recommended, and the board of directors approved, an additional $100,000 in compensation to Mr. Cogan over his target incentive plan compensation for 2006 based on Mr. Cogan’s individual performance during 2006. See “Compensation Discussion and Analysis” on page 21 for more details on Mr. Cogan’s compensation.
(7)	The compensation committee awarded Mr. McCabe an additional $50,000 over his target incentive plan compensation for 2006 based on Mr. McCabe’s individual performance during 2006. See “Compensation Discussion and Analysis” on page 22 for more details on Mr. McCabe’s compensation.
(8)	The compensation committee awarded Ms. Bradley an additional $100,000 over her target incentive plan compensation for 2006 based on Ms. Bradley’s individual performance during 2006. See “Compensation Discussion and Analysis” on page 22 for more details on Ms. Bradley’s compensation.
(9)	The compensation committee awarded Mr. Graves an additional $150,000 over his target incentive plan compensation for 2006 based on Mr. Graves’ individual performance during 2006. See “Compensation Discussion and Analysis” on page 22 for more details on Mr. Graves’ compensation.

Grants of Plan-Based Awards—2006

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2006.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Andrew B. Cogan	—	500,000 650,000	(1) (2)	— —	— —	— —	— —	— —

Barry L. McCabe	—	150,000 175,000	(3) (4)	— —	— —	— —	— —	— —

Kathleen G. Bradley	—	500,000 650,000	(5) (6)	— —	— —	— —	— —	— —

Arthur C. Graves	—	250,000 275,000	(7) (8)	— —	— —	— —	— —	— —

Stephen A. Grover	—	250,000 275,000	(9) (10)	— —	— —	— —	— —	— —

(1)	On January 23, 2006, Mr. Cogan was granted an incentive award under our 2006 Incentive Compensation Program, whereby Mr. Cogan could qualify for a target incentive payment of $500,000. The incentive payment was based on our success in 2006, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and the obtainment of at least $110.6 million in annual operating profit in 2006. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above. For information on the actual payouts under the 2006 incentive compensation awards, see “Summary Compensation Table—2006” above.
(2)	On December 5, 2006, Mr. Cogan was granted an incentive award under our 2007 Incentive Compensation Program, whereby Mr. Cogan can qualify for a target incentive payment of $650,000. The incentive payment will be based on our success in 2007, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and meet our 2007 operating profits plan. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above.
(3)	On January 12, 2006, Mr. McCabe was granted an incentive award under our 2006 Incentive Compensation Program, whereby Mr. McCabe could qualify for a target incentive payment of $150,000. The incentive payment was based on our success in 2006, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and the obtainment of at least $110.6 million in operating profit in 2006. Mr. McCabe’s incentive payment was also based on his management of our finance budget. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above. For information on the actual payouts under the 2006 incentive compensation awards, see “Summary Compensation Table—2006” above.
(4)

On December 5, 2006, Mr. McCabe was granted an incentive award under our 2007 Incentive Compensation Program, whereby Mr. McCabe can qualify for a target incentive payment of $175,000. The incentive payment will be based on our success in 2007, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and meet our 2007 operating profits plan. Mr. McCabe’s 2007 incentive payment is also based on his management of our finance budget. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above.
(5)	On January 23, 2006, Ms. Bradley was granted an incentive award under our 2006 Incentive Compensation Program, whereby Ms. Bradley could qualify for a target incentive payment of $500,000. The incentive payment was based on our success in 2006, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and the obtainment of at least $110.6 million in operating profit in 2006. Ms. Bradley’s incentive payment was also based on the amount of our North American orders and Ms. Bradley’s management of our marketing budget. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above. For information on the actual payouts under the 2006 incentive compensation awards, see “Summary Compensation Table—2006” above.
(6)	On December 5, 2006, Ms. Bradley was granted an incentive award under our 2007 Incentive Compensation Program, whereby Ms. Bradley can qualify for a target incentive payment of $650,000. The incentive payment will be based on our success in 2007, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and meet our 2007 operating profits plan. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above.
(7)	On January 23, 2006, Mr. Graves was granted an incentive award under our 2006 Incentive Compensation Program, whereby Mr. Graves could qualify for a target incentive payment of $250,000. The incentive payment was based on our success in 2006, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and the obtainment of at least $110.6 million in operating profit in 2006. Mr. Graves’ incentive payment was also based on the amount of our North American orders and Mr. Graves’ management of the sales budget. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above. For information on the actual payouts under the 2006 incentive compensation awards, see “Summary Compensation Table—2006” above.
(8)	On December 5, 2006, Mr. Graves was granted an incentive award under our 2007 Incentive Compensation Program, whereby Mr. Graves can qualify for a target incentive payment of $275,000. The incentive payment will be based on our success in 2007, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and meet our 2007 operating profits plan. Mr. Graves’ incentive payment is also based on managing the sales budget and the amount of our North American orders. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above.
(9)	On January 23, 2006, Mr. Grover was granted an incentive award under our 2006 Incentive Compensation Program, whereby Mr. Grover could qualify for a target incentive payment of $250,000. The incentive payment was based on our success in 2006, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and the obtainment of at least $110.6 million in operating profit in 2006. Mr. Grover’s incentive payment was also based on certain factory performance measures, including manufactured correct complete and on-time for North American Operations in 2006, North American gross profit margins, and Mr. Grover’s management of the senior operations budget. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above. For information on the actual payouts under the 2006 incentive compensation awards, see “Summary Compensation Table—2006” above.
(10)	On December 5, 2006, Mr. Grover was granted an incentive award under our 2007 Incentive Compensation Program, whereby Mr. Grover can qualify for a target incentive payment of $275,000. The incentive payment will be based on our success in 2007, including our ability to improve gross margins, continue to build on sales and marketing initiatives, diligently manage our spending, and meet our 2007 operating profits plan. Mr. Grover’s incentive payment is also based on factory performance measures including manufactured correct, complete and on-time and gross margins, as well as his management of the senior operations budget. A description of our annual non-equity incentive compensation program is provided under “Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses” above.

Narrative Disclosure For Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements with Named Executive Officers

Mr. Cogan serves as our Chief Executive Officer pursuant to an employment agreement dated March 23, 2001, as amended, and Ms. Bradley serves as President and Chief Executive Officer, Knoll North America pursuant to an employment agreement dated March 23, 2001, as amended. Effective January 1, 2007, each employment agreement provides for a base salary of $650,000 and a target annual bonus of 100% of base salary based upon the attainment of goals set by our board of directors. The employment agreements for Mr. Cogan and Ms. Bradley renew automatically for additional one-year terms each April 1 unless either party gives 60 days notice of his, her or its intention not to renew. The agreements may be terminated by us at any time, but if so terminated without “cause,” or if we fail to renew the agreements, we must pay the employee termination compensation. In the case of Mr. Cogan, the termination compensation is an amount equal to 200% of his then current base salary, plus the average of the annual bonuses paid to him for the last two completed fiscal years preceding the fiscal year of termination. In the case of Ms. Bradley, the termination compensation is an amount equal to 100% of her then current base salary, plus the average of the annual bonuses paid to her for the last two completed fiscal years preceding the fiscal year of termination. The agreements also contain non-competition, non-solicitation (during the term of the agreement and for two years thereafter for Mr. Cogan and during the term of the agreement and for one year thereafter for Ms. Bradley) and confidentiality provisions. Mr. Cogan and Ms. Bradley are also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan. For more detailed information on the severance benefits provided under these agreements, see “Potential Payments upon Termination or Change-in-Control” below.

Effective January 1, 2007, as approved by our compensation committee, Mr. McCabe’s annual base salary is $275,000, with a target non-equity incentive bonus of $175,000. Mr. McCabe is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan.

Mr. Graves serves as our Senior Vice President—Sales and Distribution in accordance with the terms set forth in an offer letter dated July 30, 1999. Effective January 1, 2007, as approved by our compensation committee, Mr. Graves’ base salary is $275,000, with a target non-equity incentive bonus of 100% of base salary. Mr. Graves is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan.

Mr. Grover serves as our Senior Vice President—Operations in accordance with the terms set forth in an offer letter dated March 11, 1999. Effective January 1, 2007, as approved by our compensation committee, Mr. Grover’s base salary is $275,000, with a target non-equity incentive bonus of 100% of base salary. Mr. Grover is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan.

Change-in-Control Provisions and Pension Benefits

Certain stock option agreements and restricted stock agreements applicable to our named executive officers provide that upon a change-in-control (as defined therein) of our company, 100% of the options and a pro rata portion of the restricted stock will become vested. The accelerated vesting provisions in the outstanding stock option agreements are currently inapplicable because all stock options held by our named executive officers are fully vested.

Each of our named executive officers participates in the Knoll Pension Plan, a noncontributory defined benefit plan, which covers all of our regular full-time or part-time U.S. associates who are not covered by a collective bargaining agreement. The plan provides retirement benefits for service starting on or after March 1, 1996, and participants become 100% vested after five years of service. All of our named executive officers are fully vested. For a more detailed discussion of their pension benefits see “Compensation Discussion and Analysis—Pension Benefits” above and “Potential Payments upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal Year-End—2006

The following table sets forth certain information regarding outstanding option and restricted stock awards held by our named executive officers as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Andrew B. Cogan	220,366 220,366 200,000	(2) (3) (4)	—	—	16.34 15.66 10.74	02/05/2012 02/06/2011 03/06/2010	—	—	320,000	(5)	7,040,000

Barry L. McCabe	44,072 15,322	(2) (4)	—	—	16.34 10.74	02/05/2012 03/06/2010	—	—	112,000	(5)	2,464,000

Kathleen G. Bradley	220,366 220,366 521,298	(2) (3) (4)	—	—	16.34 15.66 10.74	02/05/2012 02/06/2011 03/06/2010	—	—	320,000	(5)	7,040,000

Arthur C. Graves	110,182 64,324	(2) (4)	—	—	16.34 10.74	02/05/2012 03/06/2010	—	—	144,000	(5)	3,168,000

Stephen A. Grover	110,182 104,258	(2) (4)	—	—	16.34 10.74	02/05/2012 03/06/2010	—	—	144,000	(5)	3,168,000

(1)	Calculated based upon the closing price of our common stock on December 29, 2006, which was $22.00 per share.
(2)	These stock options were granted to the named executive officer on February 5, 2002, and vested, based on continued employment, over the four anniversaries of February 5, 2002 as follows: year 1—30%; year 2—20%; year 3—20%; and year 4—30%.
(3)	These stock options were granted to the named executive officer on February 6, 2001, and vested, based on continued employment, over the four anniversaries of February 6, 2001 as follows: year 1—30%; year 2—20%; year 3—20%; and year 4—30%.
(4)	These stock options were granted to the named executive officer on March 6, 2000, and vested, based on continued employment, over the four anniversaries of March 6, 2000 as follows: year 1—30%; year 2—20%; year 3—20%; and year 4—30%.
(5)	The awards indicated represent restricted shares granted to the named executive officers on December 13, 2004. These restricted shares cliff-vest on December 13, 2010, if the named executive officer is still employed with us at such time. The restricted shares can vest earlier upon the achievement of certain operating profit targets. On February 12, 2007, the first one-sixth of these awards vested. See “Restricted Stock—2007 Vesting” below.

Option Exercises and Stock Vested

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew B. Cogan	412,524	3,984,095	—	—
Barry L. McCabe	115,000	1,052,435	—	—
Kathleen G. Bradley	390,970	4,997,517	—	—
Arthur C. Graves	66,000	608,698	—	—
Stephen A. Grover	260,648	3,344,553	—	—

(1)	The shares acquired on exercise reflected in this table were sold by the named executive officers on the same day as exercise. Accordingly, when calculating the value realized on exercise in this column, we used the actual price at which the shares were sold by the named executive officer. Amounts in this column reflect the difference between the price at which the shares were sold and the applicable exercise price, multiplied by the number of shares acquired on exercise and sold.

Restricted Stock—2007 Vesting

On February 12, 2007, one-sixth of the restricted share awards granted to our named executive officers in December 2004 vested based on the achievement of operating profit targets. See “Outstanding Equity Awards at Fiscal Year End—2006” above for more information on these awards. The number of restricted shares that vested on February 12, 2007, for each named executive officer is set forth below.

Name	Vested Restricted Share Awards
Andrew B. Cogan	53,333
Barry L. McCabe	18,666
Kathleen G. Bradley	53,333
Arthur C. Graves	24,000
Stephen A. Grover	24,000

Pension Benefits

The present value of the accumulated benefits for each of the named executive officers shown in the table below reflects the current value of the benefits earned under the Knoll Pension Plan as of September 30, 2006, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for fiscal year 2006. In making the calculations below, we assumed that the retirement age for each named executive officer will be the normal retirement age as defined in the plan. The pension benefits that form the basis for the present values of the accumulated benefits shown are calculated using the executive’s career compensation, which is defined in the plan as the sum of the executive’s compensation earned for each calendar year starting with the later of the date of hire or March 1, 1996. Annual compensation under the plan is limited to certain dollar amounts set each year by applicable U.S. law.

Upon attainment of normal retirement age (65, 66, or 67, depending on the participants date of birth) or the 5th anniversary of participation in the plan, participants become entitled, upon retirement, to a pension benefit of 1.55% of their career compensation.

Upon retirement, participants in the plan may elect to receive benefits as a life annuity, joint and survivor annuity, or life annuity with a period certain. Early retirement is available for participants age 55 or older with at least 5 years of service. Benefit payments for early retirement may be reduced by  1/2 of 1% for each month’s payment before normal retirement age depending on the participant’s age and years of service at the time of such early retirement.

The present values of the pension benefits in the table below are determined using the assumptions we use for financial reporting purposes as of December 31, 2006 (based on a measurement date of September 30, 2006), including a 6.00% discount rate and the RP2000CH mortality table projected to 2013 using scale AA. Please see the note entitled “Pension Plans and Retirement Benefits” in the notes to our audited financial statements included in our 2006 annual report on Form 10-K for a discussion of these assumptions.

2006 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Andrew B. Cogan	Knoll Pension Plan	11	82,382	—
Barry L. McCabe	Knoll Pension Plan	11	220,326	—
Kathleen G. Bradley	Knoll Pension Plan	11	189,459	—
Arthur C. Graves	Knoll Pension Plan	11	222,456	—
Stephen A. Grover	Knoll Pension Plan	7	122,741	—

(1)	Amounts in this column are calculated as of the Pension Plan’s measurement date ending on September 30, 2006. Amounts in this column assume that benefits are paid in the form of an annuity during the executive’s lifetime.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Severance Under Employment Agreements

Mr. Cogan and Ms. Bradley are entitled to severance benefits under their respective employment agreements. The agreements may be terminated by us at any time, but if so terminated without “cause,” or if we fail to renew the agreements, we must pay termination compensation. In the case of Mr. Cogan, the termination compensation is an amount equal to (i) 200% of his then current base salary, plus (ii) the average of the annual bonuses paid to him for the last two completed fiscal years proceeding the fiscal year of termination. In the case of Ms. Bradley, the termination compensation is an amount equal to (i) 100% of her then current base salary, plus (ii) the average of the annual bonuses paid to her for the last two completed fiscal years proceeding the fiscal year of termination. Upon termination for any reason, Mr. Cogan and Ms. Bradley are generally entitled to continued coverage under health, disability and medical benefits for one year from the date of termination. Since they are entitled to these benefits, Mr. Cogan and Ms. Bradley are not entitled any benefits under the severance pay plan discussed below.

The severance benefits to Mr. Cogan and Ms. Bradley under their respective employment agreements are triggered upon any of the following events:

•	termination by the company (other than for cause or disability);

•	failure by the company to renew agreement; or

•	termination by Mr. Cogan or Ms. Bradley following a material breach by the company under the agreement.

Cause is defined in the agreements as (i) the substantial and continued failure of the executive to perform material duties reasonably required of executive by the board of directors for a period of not less than 30 consecutive days after receiving written notice, (ii) conduct substantially disloyal to us, which conduct is identified in reasonable detail by written notice and which conduct, if susceptible of cure, is not remedied by executive within 30 days of executive’s receipt of such notice, (iii) any act of fraud, embezzlement or misappropriation against us, or (iv) the conviction of executive of a felony.

The portion of the severance amounts related to base salary under the employment agreements are payable in twenty-four equal monthly installments following the date of termination and the portion of the severance amounts related to average annual bonuses (“Bonus Severance”) are payable in twelve consecutive equal monthly installments following the date of such termination; provided, however, that for purposes of complying with Section 409A of the Internal Revenue Code, the severance amounts shall be paid as follows: (i) the first six monthly installments shall be paid on the six-month anniversary of the date of termination and (ii) the next eighteen monthly installments (six in the case of Bonus Severance amounts) shall be paid in one installment each on the seventh through eighteenth (twelfth in the case of Bonus Severance amounts) monthly anniversary of the date of termination. The employment agreements provide for a gross-up for excise tax, if any, under Section 4999 of the Internal Revenue Code.

Mr. Cogan’s employment agreement contains non-competition and non-solicitation provisions covering the term of the agreement and two years thereafter. Ms. Bradley’s employment agreement contains non-competition and non-solicitation provisions covering the term of the agreement and one year thereafter.

Our other named executive officers do not have formal employment agreements or contractual severance benefits. They are, however, entitled to severance benefits under our severance pay plan.

Severance Pay Plan and Notice Pay Plan

Our severance pay plan generally applies to all of our regular full-time or part-time U.S. employees, including our named executive officers, who are not covered by a collective bargaining agreement. In general, the severance pay plan provides for severance payments to eligible employees if their employment is involuntarily severed. The plan is intended to provide employees with compensation when their jobs are eliminated for business or economic reasons. The severance pay plan does not cover voluntary resignations, retirements, failure to return to active employment after a cessation of a disability or termination of a leave of absence, or terminations for misconduct (as defined in the plan). It also does not cover terminations by us in connection with a disability that extended beyond twelve months or terminations in connection with the sale of all or part of us or a subsidiary or other business combination involving us or a subsidiary where (i) the employee is offered a position of comparable pay and responsibility by the purchasing or surviving business (and not required to commute more than 35 miles further) or (ii) the employee accepts employment in any position with the purchasing or surviving business. Employees may receive up to $25,000 of severance benefits under the severance pay plan as a lump sum (to be paid within 60 days of the termination date), with the remainder of the severance benefits to be paid as regular payroll payments.

All of our named executive officers, other than Mr. Cogan and Ms. Bradley, are currently covered by the severance pay plan. Employees eligible for severance under our severance pay plan also receive notice pay in the amount of two weeks of their base compensation.

Post-Retirement Medical and Life Insurance Benefits

We also offer post-retirement medical and life insurance benefits to our employees. To be eligible for coverage, you must (i) be at least 55 years of age and have five years of service and (ii) have at least 75 points (which is defined as your age, plus your years of service). Eligible employees with at least 75 points (but less than 90) are eligible to purchase health benefits (for the employee and his/her spouse) under our health insurance plan, until they turn 65 years of age or are eligible for Medicare coverage, at the premium in effect for the year in which they retire. Eligible employees with at least 90 points, are eligible to purchase health benefits (for the employee and his/her spouse) under our health insurance plan, until they turn 65 years of age or are eligible for Medicare coverage, at 50% of the premium in effect for the year in which they retire. Eligible employees are also provided with $10,000 in life insurance coverage for the remainder of their lives.

Pension Benefits

Each of our named executive officers participates in the Knoll Pension Plan, a noncontributory defined benefit plan, which covers all of our regular full-time or part-time U.S. associates who are not covered by a collective bargaining agreement. The plan provides retirement benefits for service starting on or after March 1, 1996, and participants become 100% vested after five years of service. All of our named executive officers are fully vested. For a more detailed discussion of their pension benefits see “Executive Compensation—Pension Benefits” above.

As of September 30, 2006, the estimated annual benefits payable upon normal retirement for each of our named executive officers is as follows: Mr. Cogan ($30,690); Ms. Bradley ($30,690); Mr. Graves ($30,690); Mr. Grover ($23,793); and Mr. McCabe ($30,690).

Change-in-Control Provisions

Our stock option agreements and restricted stock agreements provide for accelerated vesting upon a change-in-control (as defined therein). In the case of stock options, 100% of the options vest. In the case of restricted stock, the vesting is pro rata. All of the stock options currently held by our named executive officers are fully vested.

Potential Post-Retirement Payments to Named Executive Officers As of December 31, 2006

Set forth below are the estimated benefits that would be payable to each named executive officer upon various termination of employment and change-in-control triggering events, assuming such events occurred on December 31, 2006. Actual amounts can only be determined upon the actual triggering event.

Andrew B. Cogan.

If Mr. Cogan’s employment was terminated on December 31, 2006 in a manner that triggered the severance payments under his employment agreement, he would be entitled to $1,485,000, which represents 200% of his base salary of $500,000 as of December 31, 2006, and the average of the bonuses paid to him for 2005 and 2004 ($500,000 and $470,000, respectively). If Mr. Cogan was terminated for cause or disability, he would not be entitled to benefits under the severance provisions of his employment agreement. Regardless of the reason for Mr. Cogan’s termination, he would also be entitled to continued coverage under our health, disability and medical benefits for the greater of (i) the period provided under applicable law or (ii) one year from the date of termination.

If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. Cogan’s restricted stock awards, he would also be entitled to pro rata vesting of 105,600 shares of restricted stock. As of December 31, 2006, these restricted shares had a value of $2,323,200, based on a closing price of $22.0 on December 29, 2006.

Mr. Cogan would not be entitled to early retirement benefits under the Knoll Pension Plan or post-retirement medical benefits because he was not at least 55 years of age on December 31, 2006.

Mr. Cogan’s employment agreement provides that the severance benefits provided under that agreement are the only severance benefits that Mr. Cogan is entitled. However, if the severance pay plan was applicable to a termination of Mr. Cogan’s employment, he would be credited with 17 years and 11 months of service and entitled to approximately $273,827.

Barry L. McCabe.

If Mr. McCabe’s employment was terminated on December 31, 2006, he would not be entitled to any severance amounts unless it was an involuntary separation covered by the Knoll Severance Plan, in which case he would be credited with 32 years and 10 months of service (including time spent with predecessor companies) and entitled to approximately $252,424.

If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. McCabe’s restricted stock awards, he would also be entitled to pro rata vesting of 36,960 shares of restricted stock. As of December 31, 2006, these restricted shares had a value of $813,120, based on a closing price of $22.0 on December 29, 2006.

Mr. McCabe would also be entitled to early retirement benefits under the Knoll Pension Plan of $24,858.90 per year and post-retirement medical benefits, pursuant to which he could purchase medical benefits from us until he turns 65 or becomes Medicare eligible for a fixed rate of $382.96 per month (which represents 50% of the premium costs in effect as of January 1, 2007 (since retirements are effective the first day of the following month)). We would also provide Mr. McCabe with $10,000 in life insurance coverage for the remainder of his life.

Kathleen G. Bradley.

If Ms. Bradley’s employment was terminated on December 31, 2006 in a manner that triggered the severance payments under her employment agreement, she would be entitled to $962,500, which represents 100% of her base salary of $500,000 as of December 31, 2006, and the average of the bonuses paid to her for 2005 and 2004 ($500,000 and $425,000, respectively). If Ms. Bradley was terminated for cause or disability, she would not be entitled to benefits under the severance provisions of her employment agreement. Regardless of the reason for Ms. Bradley’s termination, she would also be entitled to continued coverage under our health, disability and medical benefits for the greater of (i) the period provided under applicable law or (ii) one year from the date of termination.

If the termination was in connection with a change-in-control that triggered the accelerated vesting of Ms. Bradley’s restricted stock awards, she would also be entitled to pro rata vesting of 105,600 shares of restricted stock. As of December 31, 2006, these restricted shares had a value of $2,323,200, based on a closing price of $22.0 on December 29, 2006.

Ms. Bradley would also be entitled to early retirement benefits under the Knoll Pension Plan of $14,577.75 per year and post-retirement medical benefits, pursuant to which she could purchase medical benefits from us until she turns 65 or becomes Medicare eligible for a fixed rate of $765.92 per month (which represents 100% of the premium costs in effect as of January 1, 2007 (since retirements are effective the first day of the following month)). We would also provide Ms. Bradley with $10,000 in life insurance coverage for the remainder of her life.

Ms. Bradley’s employment agreement provides that the severance benefits provided under that agreement are the only severance benefits that Ms. Bradley is entitled. However, if the severance pay plan was applicable to a termination of Ms. Bradley’s employment, she would be credited with 27 years and 6 months of service and entitled to approximately $461,307.

Arthur C. Graves.

If Mr. Graves’s employment was terminated on December 31, 2006, he would not be entitled to any severance amounts unless it was an involuntary separation covered by the Knoll Severance Plan, in which case he would be credited with 17 years and 9.5 months of service and entitled to approximately $136,043.

If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. Graves’s restricted stock awards, he would be entitled to pro rata vesting of 47,520 shares of restricted stock. As of December 31, 2006, these restricted shares had a value of $1,045,440, based on a closing price of $22.0 on December 29, 2006.

Mr. Graves would also be entitled to early retirement benefits under the Knoll Pension Plan of $19,641.60 per year and post-retirement medical benefits, pursuant to which he could purchase medical benefits from us until he turns 65 or becomes Medicare eligible for a fixed rate of $765.92 per month (which represents 100% of the premium costs in effect as of January 1, 2007 (since retirements are effective the first day of the following month)). We would also provide Mr. Graves with $10,000 in life insurance coverage for the remainder of his life.

Stephen A. Grover.

If Mr. Grover’s employment was terminated as of December 31, 2006 he would not be entitled to any severance amounts unless it was an involuntary separation covered by the Knoll Severance Plan, in which case he would be credited with 7 years and 7 months of service and entitled to approximately $55,288.

If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. Grover’s restricted stock awards, he would be entitled to pro rata vesting of 47,520 shares of restricted stock. As of December 31, 2006, these restricted shares had a value of $1,045,440, based on a closing price of $22.0 on December 29, 2006.

Mr. Grover would note be entitled to early retirement benefits under the Knoll Pension Plan or post-retirement medical benefits because he was not 55 years of age on December 31, 2006.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2006. Based on the review and discussions, the compensation committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for the fiscal year ended December 31, 2006.

This report is submitted by the compensation committee.

Jeffrey A. Harris (Chairman)

Sidney Lapidus

Sarah E. Nash

TRANSACTIONS WITH RELATED PERSONS

We recognize that transactions with our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our best interests and the best interests of our stockholders. Our Code of Ethics, which is available on our website at www.knoll.com, contains provisions prohibiting certain conflicts of interest, unless such conflicts are disclosed to us and waived in accordance with the waiver provisions of our Code of Ethics. Conflicts involving our directors or executive officers must be reviewed and waived by our audit committee. In addition, our audit committee charter requires that the audit committee approve all related party transactions entered into with any of our directors or executive officers.

The following transactions were unanimously approved by our board of directors.

Secondary Offerings

On February 17, 2006 and August 8, 2006, we closed underwritten secondary public offerings, pursuant to which Warburg, Pincus Ventures, L.P. and Burton B. Staniar sold an aggregate of 23,182,550 shares of our common stock to the public. All costs associated with this offering, other than underwriting discounts and sales commissions, were borne by us. Three of our directors, Messrs. Harris, Lapidus and Lee, are managing directors of Warburg Pincus LLC, an affiliate of Warburg, Pincus Ventures, L.P.

Stock Purchase Agreement with Warburg, Pincus Ventures, L.P.

On August 8, 2006, we purchased an aggregate of 3.9 million shares of our common stock from Warburg, Pincus Ventures, L.P. for $16.9095 per share (an aggregate amount of $65,947,050), pursuant to a stock purchase agreement dated August 1, 2006. This transaction was reviewed and approved by our audit committee, which served as an independent committee for purposes of considering this transaction.

Restricted Stock-Tax Withholding

On February 12, 2007, the first one-sixth tranche of the restricted stock awarded to our named executive officers in December 2004 vested. We withheld some of the vested shares to cover the tax obligations of the named executive officers. Set forth below is the number of shares withheld from each named executive officer to cover tax obligations associated with the vesting of the restricted stock awards on February 12, 2007, and the value of those shares based on the closing price of our common stock the day before vesting ($23.42).

Name	Shares Withheld	Value of Shares Withheld
Andrew B. Cogan	25,491	$596,999
Barry L. McCabe	5,714	133,822
Kathleen G. Bradley	21,233	497,277
Arthur C. Graves	7,346	172,043
Stephen A. Grover	7,346	172,043

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and officers, as well as any person holding more than 10% of our outstanding common stock, are required to report ownership and changes in ownership with the Securities and Exchange Commission, pursuant to Section 16 of the Exchange Act. Our records reflect that all reports that were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

2007 STOCK INCENTIVE PLAN

(Notice Item 2)

On February 6, 2007, our board of directors adopted the Knoll, Inc. 2007 Stock Incentive Plan, and hereby submits the plan to our stockholders for approval. The material terms of the plan are discussed below. This discussion is qualified in its entirety by the terms of the plan, a copy of which has been filed with this proxy statement and is incorporated herein by reference.

Summary of Material Terms

The purpose of the plan is to assist us in attracting, retaining, motivating and rewarding individuals who provide services to the Company and to increase such individuals’ proprietary interest in our success. The plan allows for the grant of stock options and restricted stock, as well as other cash and stock-based awards. Individuals eligible to participate in the plan include officers, certain other key employees, directors, consultants, and other key persons who provide services to the Company. Officers and key employees are the only individuals eligible to receive incentive stock option awards under the plan. There are approximately 4,200 employees and 10 directors eligible to participate in the plan. The plan will be administered by a committee of the board of directors appointed by the board of directors consisting of at least two persons. The board of directors has appointed the compensation committee to administer the plan. The plan will terminate on February 6, 2017, after which no further awards may be granted under the plan.

We have reserved 2.0 million shares of our common stock for issuance pursuant to awards under the plan, subject to anti-dilution adjustments upon the occurrence of significant corporate events. In the event that shares of restricted stock are forfeited or that outstanding options or other awards under the plan expire, are forfeited, terminated or canceled prior to exercise, the shares underlying such awards will again be available for issuance pursuant to other awards. The maximum number of shares of our common stock with respect to which options and stock appreciation rights (to the extent granted as an award under the plan) may be granted to any individual in any one year cannot exceed the maximum number of shares available for issue under the plan, as such number may change from time to time.

Recipients of awards under the plan are approved by our compensation committee. Our compensation committee also approves the type of award a recipient will be granted, the terms of each award, including the exercise price for options and the dates on which awards will become vested and exercisable, and the forms of agreements governing each award. In addition, the compensation committee has the authority to adopt, amend, and interpret the plan.

Options granted under the plan may be either “incentive stock options,” qualified under section 422 of the Internal Revenue Code, or non-qualified stock options, which are not so qualified. We generally grant options with exercise prices equal to the fair market value of our common stock on the date of grant, and the exercise price of an incentive stock option may not be less than the fair market value of our common stock on the date of grant. Our compensation committee may provide for the acceleration of vesting in the event of an award holder’s termination of employment due to death, disability, or termination without cause, in the event of a change-in- control of the Company, or upon any other event which the compensation committee deems appropriate. In all cases, options will expire ten years following the date of grant.

The purchase price upon the exercise of options may be paid by certified bank check or cashier’s check, by having the Company withhold that number of shares subject to exercise having a value equal to the exercise price of the shares subject to exercise or by any other means approved by the compensation committee. Options granted under the plan are evidenced by a written option agreement between the optionee and the Company, the terms of which are approved by the compensation committee.

The terms and conditions, including vesting conditions, of restricted stock are approved by the compensation committee and evidenced by a restricted stock agreement. Recipients of restricted stock will generally have the rights and privileges as other stockholders, except the right to vote such shares. Shares of restricted stock are generally non-transferable and subject to forfeiture upon termination of employment (other than terminations without cause) until they vest. In addition, until an award holder’s restricted stock vests, the company will retain custody of all dividends and distributions made in connection with the shares.

The board of directors may amend or terminate the plan at any time, provided that no amendment may impair the rights under any award unless the award holder consents to such amendment in writing.

The compensation committee may grant any other cash, stock or stock-related awards to any eligible individual under the plan as it deems appropriate, including but not limited to stock appreciation rights, phantom stock awards, restricted stock units, and stock bonuses.

On March 20, 2007, the market value of a share of our common stock was $23.75.

Federal Income Tax Consequences

The following is a brief discussion of the Federal income tax consequences of transactions under the plan. The plan is not qualified under Section 401(a) of the Internal Revenue Code. This discussion is not intended to be exhaustive and does not describe state or local taxes consequences.

No taxable income is realized by an optionee upon the grant or exercise of an incentive stock option. If common stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee’s employer for Federal income tax purposes.

Except as noted below for corporate “insiders,” if the common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the optionee’s employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a non-qualified stock option, which does not meet the requirements of the definition of incentive stock option.

For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his/her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a non-qualified stock option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her “regular” income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

Except as noted below for corporate “insiders,” with respect to non-qualified stock options, (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

As a result of the rules under Section 16(b) of the Exchange Act, “insiders” (as defined in Section 16(b), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option or other award.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO APPROVE THE KNOLL, INC. 2007 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE KNOLL, INC. 2007 STOCK INCENTIVE PLAN, UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

NEW PLAN BENEFITS

As of the date of this proxy statement, no executive officer, employee or director of the company has been granted any awards under the plan. In as much as awards under the plan will be granted at the sole discretion of the compensation committee, such benefits under the plan are not presently determinable and we have omitted the New Plan Benefits table.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2006

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,774,546	$13.64	1,273,794

Equity compensation plans not approved by security holders	—	—	—

Total	4,774,546		1,273,794

If there is an expiration, termination, or cancellation of any benefit granted under the plans without the issuance of shares, the shares subject to or reserved for that benefit may again be used for new stock options, rights or awards of any type authorized under the plans.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the board of directors, which is available on our website at www.knoll.com. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2006, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and Ernst & Young LLP, our independent registered public accounting firm;

•

Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees); and

•

Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, including meetings held without management present, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Members of our audit committee

John F. Maypole (Chairman)

Anthony P. Terracciano

Stephen F. Fisher

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

The audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 1996 through 2006. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2006	2005
Audit Fees (1):	$1,473,983	$1,686,000
Audit-Related Fees (2):	84,236	83,600
Tax Fees (3):	0	20,000
All Other Fees:	0	0

Total	$1,558,219	$1,789,600

(1)	Audit Fees includes fees associated with the annual audit and statutory audits required internationally.
(2)	Audit-Related Fees consisted principally of fees related to employee benefit plans.
(3)	Tax Fees consisted principally of fees related to tax return preparation and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

The audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm and pre-approving all audit and permitted non-audit services that may be performed by the independent registered public accounting firm. In recognition of this responsibility, the audit committee has pre-approved compensating Ernst & Young LLP for certain services that they may provide during 2007 based on the specific service or category of service. In addition, the audit committee has delegated authority to its Chairman, John F. Maypole, to approve additional compensation for appropriate miscellaneous services, subject to certain limits depending on the specific service or category of service. Any such approval would be reported to the audit committee at its next meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP, as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the audit committee’s appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, your proposal must be received no later than November 27, 2007. To be considered for presentation at the Annual Meeting of Stockholders to be held in 2008, although not included in the proxy statement, proposals for nominations of directors must be made using the procedures set forth in our by-laws and received no earlier than February 1, 2008 and no later than March 2, 2008. Proposals (other than for nominations of directors) to be considered at our Annual Meeting of Stockholders to be held in 2008, although not included in the proxy statement relating to such meeting, must be received by February 10, 2008, or such proposal will be considered untimely under Rule 14a-4(c) of the Exchange Act. If a proposal to be considered at our 2008 Annual Meeting of Stockholders is received after February 10, 2008, the proxies that management solicits for the meeting may exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

By Order of the Board of Directors

Michael A. Pollner

Vice President, General Counsel and Secretary

East Greenville, Pennsylvania

March 26, 2007

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on our website at www.knoll.com and is available in paper form to beneficial owners of our common stock without charge upon written request to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

APPENDIX A

KNOLL, INC.

2007 STOCK INCENTIVE PLAN

ARTICLE I

Purpose

The Knoll, Inc. 2007 Stock Incentive Plan (the “Plan”) is intended to provide compensation awards to officers, certain other key employees, directors and consultants of Knoll, Inc. (the “Company”) tied to the performance of the Company’s common stock, par value $0.01 per share (the “Stock”) and as an incentive to encourage Stock ownership by these individuals in order to increase their proprietary interest in the Company’s success and to encourage them to remain in the employ of the Company.

The term “Company,” when used in the Plan or a related Restricted Share agreement or option agreement with reference to eligibility and employment, shall include the Company and its subsidiaries. The word “subsidiary,” when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

It is intended that certain options granted under this Plan will qualify as “incentive stock options” under Section 422 of the Code.

ARTICLE II

Administration

The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and shall consist of not less than two members. During any such time that the Company is subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) each member of the Committee shall, unless otherwise determined by the Board, be a “Non-Employee Director” within the meaning of the rules promulgated under Section 16(b) and during any such time that the Company is subject to Section 162(m) of the Code each member of the Committee shall, unless otherwise determined by the Board, be an “outside director” within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which individuals shall be granted shares of restricted stock (“Restricted Shares”) and which shall be granted options; (b) to make grants of Restricted Shares, incentive stock options and nonqualified options to acquire Stock; (c) to determine the times when Restricted Shares and options shall be granted and the number of shares to be granted or optioned; (d) to determine the option price of the shares subject to each option; (e) to determine the nature of any rights and restrictions to be imposed on Restricted Shares granted under the Plan; (f) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (g) to prescribe the form or forms of agreements for Restricted Shares granted under the Plan and the form or forms of the option agreements for options granted under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (h) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (i) to construe and interpret the Plan, the rules and regulations, the Restricted Share agreements and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; and (j) to make determinations as to any other awards to be made under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all grantees and optionees.

ARTICLE III

Stock

The stock to be granted or optioned under the Plan shall be shares of authorized but unissued Stock, or previously issued shares of Stock reacquired by the Company. Under the Plan, the total number of shares of Stock which may be granted or purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 2,000,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE XII hereof.

The number of shares of Stock available for issuance or grant of options under the Plan shall be decreased by the sum of (i) the number of Restricted Shares which are granted and then outstanding, (ii) the number of shares with respect to which options have been issued and are then unexercised and outstanding, including the number of shares issued upon exercise of options, and (iii) the number of shares subject to other then outstanding awards and the number of shares issued upon the exercise of other awards (except for such awards satisfied or to be satisfied in cash). In the event that any Restricted Shares are forfeited or that any outstanding option or other award under the Plan for any reason expires, is forfeited, is terminated or is canceled without exercise prior to the end of the period during which options may be granted, the Restricted Shares so forfeited and the shares of Stock called for by the unexercised portion of such option or other award shall again be available for grant or issuance under the Plan.

ARTICLE IV

Eligibility of Participants

Subject to ARTICLE IX in the case of incentive stock options, officers and other key employees of the Company shall be eligible to receive Restricted Shares, other awards and options under the Plan. In addition, Restricted Shares, other awards and options which are not incentive stock options may be granted to directors, consultants (including employees of consultants) or other key persons who the Committee determines shall receive such awards under the Plan. Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which options and stock appreciation rights (to the extent granted as an award under the plan) may be granted to any individual in any one year shall not exceed the maximum number of shares of Stock available for issue hereunder, as such number may change from time to time.

As of any grant date which is during any time that the Stock is neither publicly traded nor listed on one or more national securities exchanges or other electronic securities exchanges, it shall be a condition to the grant of Restricted Shares or Stock upon the exercise of options under the Plan that the grantee or optionee execute a Joinder Agreement in the form attached to the Knoll, Inc. Stockholders Agreement (Common Stock under Stock Incentive Plan) (the “Stockholders Agreement”) agreeing to be bound by the terms of such Agreement.

ARTICLE V

Fair Market Value

“Fair Market Value Per Share” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination. If the Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value Per Share shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock.

ARTICLE VI

Terms and Conditions of Restricted Shares

Restricted Shares will become unrestricted and vest only in accordance with a vesting period set by the Committee with respect to each grant of Restricted Shares (the “Restriction Period”). The Committee may provide in the Restricted Share Agreement for acceleration of the Restriction Period and accelerated vesting upon termination of the grantee’s employment by reason of death or disability, or by the Company without Cause, or upon any other event for which the Committee determines, in its discretion, that such acceleration is appropriate. With respect to each grant of Restricted Shares, “Cause” shall have the meaning given such term in a grantee’s Restricted Share Agreement.

During the Restriction Period, Restricted Shares shall constitute issued and outstanding shares of Stock for all corporate purposes but unless and until such Restricted Shares shall have become vested (i.e., the date at which such shares shall not be subject to forfeiture) (a) the Company shall retain custody of the stock certificate or certificates representing such shares, (b) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made or declared thereon (and such Retained Distributions shall be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; provided, however, that in the event such Retained Distributions are taxable to the grantee in the year of payment, notwithstanding their failure to have become vested by the date of payment, the Company shall arrange for the release to the grantee of such part of the Retained Distributions as are sufficient to cover the taxes payable by the grantee with respect thereto; (c) the grantee of such Restricted Shares shall not be entitled to vote such shares, and (d) except as otherwise permitted by the Stockholders Agreement, the grantee of such Restricted Shares may not, whether voluntarily or involuntarily, sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions thereon or his interest in any of them (it being understood that, except to the extent so permitted, any sale, assignment, transfer, pledge, exchange, or disposition (i) before the shares shall have become vested shall be null and void and of no effect and (ii) after the shares shall have become vested shall only be as permitted under the terms of the Stockholders Agreement). Except as set forth in any applicable Restricted Share Agreement, any Restricted Shares which have not vested as of, or by reason of, a grantee’s termination of employment shall be immediately forfeited to the Company and the grantee and any permitted transferee shall have no further rights in respect of such forfeited shares.

With respect to Restricted Shares which have become vested pursuant to the provisions of the Restricted Share Agreement, the Company shall promptly deliver the Stock certificate or certificates representing such shares to the grantee, registered in the name of the grantee and any Retained Distributions related to such shares. The Company may endorse such legends on such certificates as may be required by law or under the terms of the Plan, the Restricted Share Agreement or the Stockholders Agreement.

ARTICLE VII

Option Grant and Exercise Price

Options shall be deemed granted on the date that the Committee takes action or such subsequent date that the Committee determines to be appropriate. The option price per share of Stock for each option shall be set by the Committee on the date of grant; provided, however, that the option price per share of Stock for incentive stock options, subject to ARTICLE IX, shall not be less than the Fair Market Value Per Share on the date the option was granted.

ARTICLE VIII

Exercise and Terms of Options

The Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, the installments or portions thereof which become exercisable shall remain exercisable until expiration, termination or cancellation.

Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE IX in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the “Termination Date”).

Options shall become exercisable only in accordance with the exercise schedule set forth in the option agreement entered into with respect to each grant of options (the “Option Agreement”). The Committee may provide in the Option Agreement for acceleration of exercisability upon termination of the optionee’s employment by reason of death, disability, or by the Company without Cause, or upon any other event for which the Committee determines, in its discretion, that such acceleration is appropriate, including a change in control of the Company. With respect to each grant of options, “Cause” shall have the meaning given such term in the optionee’s Option Agreement.

Notwithstanding the foregoing provisions of this ARTICLE VIII or the terms of any option agreement, the Committee may in its sole discretion accelerate the exercisability of any option granted hereunder. Any such acceleration shall not affect the terms and conditions of any such option other than with respect to exercisability.

ARTICLE IX

Special Provisions Applicable

to Incentive Stock Options Only

To the extent the aggregate Fair Market Value Per Share (determined as of the time the option is granted in accordance with Article V) with respect to which any options granted hereunder which are intended to be incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such options shall not be considered incentive stock options but rather shall be nonqualified options.

No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the Fair Market Value Per Share on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock made within the period which is (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

ARTICLE X

Payment for Shares

Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier’s check payable to the order of the Company or by any other means acceptable to the Company. The Committee, in its discretion, may allow an optionee to pay such exercise price by having the Company withhold shares of Stock being purchased having an aggregate Fair Market Value Per Share equal to the amount of such exercise price.

ARTICLE XI

Non-Transferability of Option Rights

No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not incentive stock options to other persons or entities, subject to such conditions or limitations as it may establish.

ARTICLE XII

Adjustment for Recapitalization, Merger, etc.

The aggregate number of shares of Stock which may be granted or purchased pursuant to options and other awards granted hereunder, the number of shares of Stock which may be subject to options and stock appreciation rights granted to any one person in any one year, the number of shares of Stock covered by each outstanding option and other award and the price per share thereof in each such option or other award shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, the number or kind of shares of Stock which may be subject to options and stock appreciation rights granted to any one person in any one year, and the number or kind of shares of Stock or other securities covered by outstanding options and other awards, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar appropriate adjustments shall be made as determined by the Committee.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

ARTICLE XIII

No Obligation to Exercise Option

The granting of an option shall impose no obligation on the recipient to exercise such option.

ARTICLE XIV

Use of Proceeds

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

ARTICLE XV

Rights as a Stockholder

An optionee or a transferee of an option or other award shall have no rights as a stockholder with respect to any share of Stock covered by his option or other award until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share (except as set forth in such award) for which the record date is prior to the date on which he shall have become the holder of record thereof.

Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan by legending the stock certificate as it deems appropriate.

ARTICLE XVI

Employment Rights

Nothing in the Plan or in any agreement related to options, Restricted Shares or other awards granted hereunder shall confer on any optionee or grantee any right to continue in the employ of the Company or any of its subsidiaries, or to be evidence of any agreement or understanding, express or implied, that the Company or any if its subsidiaries will employ the optionee or grantee in any particular position or at any particular rate of remuneration, or for any particular period of time, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee’s employment at any time.

ARTICLE XVII

Compliance with the Law

The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options or other awards under the Plan which results from the inability of the Company to obtain or any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options or disposition of Stock pursuant to other awards under the Plan or shares of Stock issued as a result of such exercise or disposition, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

Each option and other award granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options or disposition under other awards is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee. Notwithstanding any terms or conditions of any award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock or other security pursuant to an award under the Plan unless such shares or other securities have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or unless the Company has received advice of counsel, satisfactory to the Company, that such shares or securities may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock or other securities to be offered or sold under the Plan. If the shares of Stock or other securities offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable or to ensure the availability of any such exemption.

ARTICLE XVIII

Cancellation of Options

The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

ARTICLE XIX

Effective Date and Expiration Date of Plan

The Plan is effective as of February 6, 2007, the date of adoption of the Plan by the Board, subject to approval by the stockholders of the Company in a manner which complies with Section 422(b)(1) of the Code and the Treasury Regulations thereunder. The expiration date of the Plan, after which no option may be granted hereunder, shall be February 6, 2017.

ARTICLE XX

Amendment or Discontinuance of Plan

The Board may, without the consent of the Company’s stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect awards theretofore granted hereunder without the grantee’s or optionee’s consent.

ARTICLE XXI

Repurchase of Options

In granting options hereunder, the Committee may in its discretion, and on terms it considers appropriate, require an optionee, or the executors or administrators of an optionee’s estate, to sell back to the Company such options in the event such optionee’s employment with the Company is terminated.

ARTICLE XXII

Miscellaneous

(a) Grants of options, Restricted Shares and other awards hereunder shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any Restricted Share, option or other award under the Plan and Stock acquired upon the exercise or disposition of such awards shall also be subject to such other conditions (whether or not applicable to any other grantee or optionee) as the Committee determines appropriate, including, without limitation, provisions to assist an optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

(b) At such time that the delivery of shares of Stock or other disposition of an award to a grantee or optionee becomes subject to tax withholding requirements, the Company may require that the grantee or optionee pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes. The Committee, in its discretion, may allow the grantee or optionee to pay such amount by having the Company withhold shares of Stock which would otherwise be delivered to such grantee or optionee having an aggregate fair market value equal to such amount.

(c) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

(f) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(g) Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(h) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

(i) The expenses of administering the Plan shall be borne by the Company.

(j) Masculine pronouns and other words of masculine gender shall refer to both men and women.

ARTICLE XXIII

Other Awards

The Committee may grant any other cash, stock or stock-related awards to any eligible individual under this Plan that the Committee deems appropriate, including, but not limited to, cash-settled or stock-settled stock appreciation rights, limited stock appreciation rights, phantom stock awards, restricted stock units, the bargain purchase of Stock and stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued (other than shares issued from the Company’s treasury) for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.

Shares of Stock may also be used to satisfy obligations of the Company to deliver shares of Stock (whether or not restricted) under other compensation and benefit plans heretofore or hereafter established by the Company.

*        *        *

As adopted by the Board of Directors of

Knoll, Inc. as of February 6, 2007.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Kathleen G. Bradley	☐	☐	02 - Jeffrey A. Harris	☐	☐	03 - John F. Maypole	☐	☐

To elect three directors to hold office for a term ending at the 2010 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

	For	Against	Abstain		For	Against	Abstain

2. To approve the Knoll, Inc. 2007 Stock Incentive Plan.	☐	☐	☐	3. To ratify selection of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 1 U P X 0 1 2 6 6 1 2	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>	00OSRC

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Knoll, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNOLL, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2007

The undersigned hereby appoints Barry L. McCabe and Michael A. Pollner, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Knoll, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Knoll, Inc. to be held at the offices of Knoll, Inc. at 76 Ninth Avenue, 11th Floor, New York, New York 10011 on Tuesday, May 1, 2007 at 9 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

You can view the Annual Report and Proxy Statement on the Internet at www.knoll.com.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)